EXHIBIT 99.1

Report of Independent Auditors and

Consolidated Financial Statements for

SKBHC Holdings LLC

and Subsidiaries

December 31, 2014 and 2013

CONTENTS

PAGE
REPORT OF INDEPENDENT AUDITORS	1–2

CONSOLIDATED FINANCIAL STATEMENTS
Statements of financial condition	3
Statements of income	4
Statements of comprehensive income	5
Statements of members’ equity	5
Statements of cash flows	6–7
Notes to financial statements	8–77

REPORT OF INDEPENDENT AUDITORS

To the Members and the Board of Directors

SKBHC Holdings LLC

Seattle, Washington

Report on Financial Statements

We have audited the accompanying consolidated financial statements of SKBHC Holdings LLC and subsidiaries (the Company), which comprise the consolidated statements of financial condition as of December 31, 2014 and 2013, and the related consolidated statements of income, consolidated members’ equity, consolidated comprehensive income, and cash flows for the three years ended December 31, 2014, and the related notes to the consolidated financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.

1

REPORT OF INDEPENDENT AUDITORS (continued)

We believe that the audit evidence obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of SKBHC Holdings LLC and subsidiaries as of December 31, 2014 and 2013, and the consolidated results of their operations and cash flows for the three years ended December 31, 2014 in accordance with accounting principles generally accepted in the United States of America.

/s/Moss Adams LLP

Spokane, Washington

March 27, 2015

See accompanying notes.	2

SKBHC HOLDINGS LLC AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION

(in thousands)

	December 31,
	2014	2013
ASSETS
Cash and due from banks	$62,889	$84,581
Interest bearing deposits with other banks	31,625	45,577

Cash and cash equivalents	94,514	130,158
Securities:
Securities, available-for-sale at fair value	944,959	1,050,640
Securities, held-to-maturity at amortized cost	107,890	36,444
Loans held for sale	61,776	98,450
Loans, net of allowance for loan losses and deferred fees	2,596,549	2,185,098
Accrued interest receivable	11,888	10,131
Restricted equity securities	14,723	15,315
Premises and equipment, net	72,801	78,111
Foreclosed real estate and other foreclosed assets	15,263	22,097
Bank-owned life insurance	70,662	68,575
Goodwill	57,219	59,620
Intangible assets	23,294	27,059
Deferred tax asset, net	129,069	146,259
Other assets	11,369	15,238

Total assets	$4,211,976	$3,943,195

LIABILITIES AND MEMBERS’ EQUITY
LIABILITIES
Non-interest bearing demand deposits	$818,512	$955,310
Interest bearing deposits:
NOW, savings accounts, and money market accounts	1,796,887	1,596,023
Time, $250,000 and over	55,464	61,320
Other time	623,742	661,428

Total deposits	3,294,605	3,274,081
Accrued interest payable	724	638
Federal Home Loan Bank advances and other borrowings	283,752	73,095
Deferred compensation and retirement plans	21,690	22,981
Management unit liability	12,601	3,970
Other liabilities	34,022	38,269

Total liabilities	3,647,394	3,413,034
Commitments and contingencies (Note 18)
MEMBERS’ EQUITY
Members’ capital	476,350	476,350
Accumulated earnings	87,299	65,347
Accumulated other comprehensive income (loss), net of tax	933	(11,536)

Total members’ equity	564,582	530,161

Total liabilities and members’ equity	$4,211,976	$3,943,195

See accompanying notes.	3

SKBHC HOLDINGS LLC AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

(in thousands)

	Years Ended December 31,
	2014	2013	2012
INTEREST INCOME
Interest and fees on loans	$129,587	$133,196	$102,771
Interest and dividends on securities	24,633	15,615	9,907
Other interest income	246	487	433

Total interest income	154,466	149,298	113,111

INTEREST EXPENSE
Interest on deposits	6,148	5,273	4,386
Interest on borrowings	886	466	208

Total interest expense	7,034	5,739	4,594

NET INTEREST INCOME	147,432	143,559	108,517
PROVISION FOR LOAN LOSSES	1,489	4,211	3,807

Net interest income after provision for loan losses	145,943	139,348	104,710

NON-INTEREST INCOME
Fees and service charges on deposits	15,644	13,999	10,306
Fees on mortgage loan sales, net	3,981	6,846	7,202
Other income	23,435	22,210	13,153

Total non-interest income	43,060	43,055	30,661

NON-INTEREST EXPENSE
Salaries and employee benefits	88,574	87,759	66,887
Equipment expense	13,875	14,694	11,462
Occupancy expense, net	12,155	22,580	12,000
Foreclosed real estate and other foreclosed assets expense	5,999	8,560	7,929
Amortization of intangible assets	3,385	3,376	3,489
Goodwill impairment	2,963	—	—
Legal expense	(845)	1,866	3,494
Other expense	31,076	35,968	23,333

Total non-interest expense	157,182	174,803	128,594

INCOME BEFORE PROVISION FOR INCOME TAXES	31,821	7,600	6,777
PROVISION FOR INCOME TAXES	9,869	579	(63,307)

NET INCOME	$21,952	$7,021	$70,084

4	See accompanying notes.

SKBHC HOLDINGS LLC AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)

(in thousands)

	Years Ended December 31
	2014	2013	2012
Net income	$21,952	$7,021	$70,084
Other comprehensive income (loss):
Unrealized gains (losses) on available-for-sale securities arising during the year	20,630	(33,011)	8,828
Reclassification adjustment for net (gains) losses on available-for-sale securities realized in net income	(551)	3,758	(2,575)
Income tax (expense) benefit	(7,610)	10,938	(2,282)

Total other comprehensive income (loss), net of tax	12,469	(18,315)	3,971

Comprehensive income (loss)	$34,421	$(11,294)	$74,055

CONSOLIDATED STATEMENTS OF MEMBERS’ EQUITY

(in thousands)

					Accumulated
	Common Units				Other
	Voting	Non-Voting	Member	Accumulated	Comprehensive
	Units	Units	Capital	Earnings	Income (Loss)	Total
Balance, December 31, 2011	51,534	25,701	$376,175	$(11,758)	$2,808	$367,225
Net income	—	—	—	70,084	—	70,084
Capital contributions for directors’ fees	35	—	175	—	—	175
Other comprehensive loss, net of tax	—	—	—	—	3,971	3,971

Balance, December 31, 2012	51,569	25,701	376,350	58,326	6,779	441,455
Net income	—	—	—	7,021	—	7,021
Member equity contributed	10,918	9,082	100,000	—	—	100,000
Other comprehensive loss, net of tax	—	—	—	—	(18,315)	(18,315)

Balance, December 31, 2013	62,487	34,783	476,350	65,347	(11,536)	530,161
Net income	—	—	—	21,952	—	21,952
Other comprehensive income, net of tax	—	—	—	—	12,469	12,469

Balance, December 31, 2014	62,487	34,783	$476,350	$87,299	$933	$564,582

See accompanying notes.	5

SKBHC HOLDINGS LLC AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

	Years Ended December 31,
	2014	2013	2012
CASH FLOWS PROVIDED BY OPERATING ACTIVITIES
Net income	$21,952	$7,021	$70,084
Adjustments to reconcile net income to net cash provided by operating activities, net of acquisitions:
Provisions for loan losses, unfunded commitments, repurchase reserve, impairments on foreclosed real estate and other foreclosed assets, and fixed asset impairments	6,214	8,082	10,420
Depreciation and amortization	9,654	10,012	8,697
Amortization of premiums on investment securities	15,552	13,833	9,849
Impairment recorded on intangible assets	3,233	2,511	119
Deferred income taxes	17,190	(10,382)	2,018
Reversal of valuation alowance on deferred tax asset	—	—	(63,320)
Compensation in the form of management units	8,630	1,389	1,399
Loss on sale of premises and equipment	1,001	852	—
(Gain) loss on sale of investments	(551)	3,758	(2,576)
Gain on sale of foreclosed real estate and other foreclosed assets, net	(3,153)	(6,229)	(2,602)
Stock dividends received	(112)	(91)	(97)
Originations of loans held for sale	(310,938)	(423,798)	(250,889)
Proceeds from loans sold	355,798	409,338	217,879
Gain on sale of loans	(16,514)	(18,780)	(2,755)
Fair value adjustments on derivatives	750	(791)	510
Changes in assets and liabilities:
Accrued interest receivable	(1,815)	(978)	(913)
Bank-owned life insurance	(2,087)	(1,663)	(1,410)
Other assets	(4,027)	27,518	18,840
Accrued interest payable	86	(85)	(211)
Other liabilities	(7,845)	8,866	1,822

Net cash provided by operating activities	93,018	30,383	16,864

CASH FLOWS (USED IN) PROVIDED BY INVESTING ACTIVITIES
Securities available for sale:
Maturities, calls, sales, and principal payments	219,086	399,406	250,547
Purchases	(137,487)	(589,588)	(407,946)
Securities held-to-maturity:
Maturities, calls, sales, and principal payments	3,676	53	—
Purchases	(45,850)	(36,520)	—
Redemptions of restricted equity securities	592	1,660	1,377
Net increase in loans	(428,293)	(27,084)	(64,124)
Purchases of premises and equipment	(5,533)	(11,621)	(4,533)
Proceeds from sale of premises and equipment	2,093	7,852	163
Proceeds from disposition of foreclosed real estate and other foreclosed assets	18,273	30,149	26,973
Cash resulting from merger and branch transactions, net of cash consideration paid	(21,311)	319,252	30,163

Net cash (used in) provided by investing activities	(394,754)	93,559	(167,380)

6	See accompanying notes.

SKBHC HOLDINGS LLC AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

	Years Ended December 31,
	2014	2013	2012
CASH FLOWS PROVIDED BY (USED IN) FINANCING ACTIVITIES
Net increase (decrease) in deposits	$55,435	$(148,118)	$(91,649)
Proceeds of Federal Home Loan Bank advances and other borrowing activity	1,292,300	697,916	400,175
Repayments of Federal Home Loan Bank advances and other borrowing activity	(1,081,643)	(713,000)	(313,100)
Repayments of acquired debt	—	(75,626)	(22,333)
Common units issued as director fees	—	—	174
Member equity contributed	—	100,000	—

Net cash provided by (used in) financing activities	266,092	(138,828)	(26,733)

NET CHANGE IN CASH AND CASH EQUIVALENTS	(35,644)	(14,886)	(177,249)
CASH AND CASH EQUIVALENTS, beginning of year	130,158	145,044	322,293

CASH AND CASH EQUIVALENTS, end of year	$94,514	$130,158	$145,044

SUPPLEMENTAL DISCLOSURES
Cash paid during the year for:
Interest	$6,948	$5,824	$4,805
Income taxes	(2)	47	6
Non-cash investing and financing activities:
Change in fair value of available-for-sale securities, net of tax	$12,469	$(18,315)	$3,971
Foreclosed real estate acquired in settlement of loans	10,572	10,914	18,069
Loans issued in sale of foreclosed assets	71	400	1,041
Fair value of assets acquired in acquisitions	—	1,578,313	463,122
Fair value of liabilities assumed in acquisitions	—	1,558,245	412,147
Transfer to property held for sale	—	6,530	—

See accompanying notes.	7

SKBHC HOLDINGS LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 1 – Nature of Business and Summary of Significant Accounting Policies

Nature of business – SKBHC Holdings LLC (Holdings or the Company) is a Delaware limited liability company which was organized in 2009 and is headquartered in Seattle, Washington. Holdings was organized with the intention of operating as a top tier bank holding company that acquires financial institutions, including distressed or failed institutions, and becoming a leading regional community banking franchise in the Western United States. Holdings’ wholly-owned subsidiary is Starbuck Bancshares which has two of its own wholly-owned subsidiaries (First National Bank of Starbuck and AmericanWest Bank) from which all significant operating activities are conducted. On April 4, 2014, First National Bank of Starbuck (FNBS) was merged into AmericanWest Bank. On July 25, 2014, the former FNBS branch was sold.

The following table provides the Company’s whole bank acquisitions by date, location, and number of branches:

Acquired Institution	Acquisition Date	Location	# of Branches
Starbuck Bancshares (Bancshares) FNBS	November 10, 2010	Starbuck, Minnesota	1

AmericanWest Bank (AWB)	December 20, 2010	Spokane, Washington	58

Bank of the Northwest (BONW)	July 28, 2011	Seattle, Washington	4

Sunrise Bank (Sunrise)	July 28, 2011	San Diego, California	4

Viking Financial Services Corporation Viking Bank (Viking)	November 30, 2011	Seattle, Washington	7

Security Business Bancorp Security Business Bank of San Diego (SBB)	July 2, 2012	San Diego, California	4

ICB Financial Inland Community Bank (ICB)	November 1, 2012	Los Angeles, California	5

PremierWest Bancorp PremierWest Bank (PWB)	April 9, 2013	Medford, Oregon	32

BONW, Sunrise, Viking, SBB, ICB, and PWB branches were merged with and into AWB on the date of acquisition. The operating activities resulting from each acquisition are incorporated in the consolidated financial statements of AWB, and therefore Holdings, since the date of each acquisition.

8

SKBHC HOLDINGS LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 1 – Nature of Business and Summary of Significant Accounting Policies (continued)

On October 4, 2013, Bancshares acquired eight branches in Southern California from Pacific Trust Bancorp (PTB). These branches were merged with and into AWB on the date of acquisition, and the operating activities resulting from those branch acquisitions are incorporated in the consolidated financial statements of AWB, and therefore Holdings, since the date of acquisition.

In October 2014, Bancshares announced a merger definitive agreement to acquire all of the outstanding common shares of Greater Sacramento Bancorp and its subsidiary, Bank of Sacramento, a $468 million financial institution with four branches located in Sacramento, California.

In November 2014, Holdings and Bancshares announced an agreement and plan of merger with Banner Corporation (Banner), whereby Bancshares would be acquired by and merged into Banner. The proposed transaction includes a combination of $130 million in cash and 13,230,000 shares of Banner stock. This transaction is expected to close in the third quarter of 2015, pending regulatory approval.

Unless otherwise indicated, reference to the Company shall include the consolidated information of Holdings and its wholly-owned subsidiaries Bancshares, FNBS, and AWB, and the unconsolidated information will be referred to as Holdings, Bancshares, FNBS, or AWB, respectively. Any reference to the Bank or Banks pertains to AWB for the year ended December 31, 2014 and includes AWB and FNBS for the year ended December 31, 2013.

The Banks provide community banking products and services, focusing on small and middle market businesses and their employees along with individual consumers in the local markets they serve. The Banks do business in the states of California, Idaho, Oregon, Utah and Washington.

Basis of financial statement presentation – The consolidated financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America (GAAP) and with prevailing practices within the banking industry. The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries, after eliminating all intercompany balances and transactions. All dollar amounts contained in the consolidated financial statements and disclosures are stated in thousands.

Business combinations – Business combinations are accounted for using the acquisition method of accounting. Under the acquisition method of accounting, assets acquired and liabilities assumed are recorded at estimated fair value at the date of acquisition. Any difference in purchase consideration over the fair value of assets acquired and liabilities assumed results in the recognition of goodwill should purchase consideration exceed net estimated fair values, or a bargain purchase gain, should estimated fair values exceed purchase consideration. Expenses incurred in connection with a business combination are expensed as incurred. Changes in deferred tax asset valuation allowances and acquired tax uncertainties after the measurement period are recognized in net income.

9

SKBHC HOLDINGS LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 1 – Nature of Business and Summary of Significant Accounting Policies (continued)

Reclassifications – Certain prior year amounts have been reclassified to conform with current year presentation. These reclassifications had no effect on net income or members’ equity as previously reported.

Use of estimates – In preparing the consolidated financial statements, management is required to make estimates and assumptions that affect the reported amounts of certain assets and liabilities and the disclosure of contingent assets and liabilities as of the date of the consolidated statements of financial condition and certain revenues and expenses for the periods included in the consolidated statements of income and the accompanying notes. Actual results could differ materially from those estimates.

Material estimates that are particularly susceptible to significant changes in the near term relate to the determination of expected cash flows of acquired impaired loans, the allowance for loan losses, the fair value of investment securities available-for-sale and held-to-maturity, the valuation of foreclosed real estate and other foreclosed assets as well as goodwill and other intangibles, the accounting for derivative instruments and post-retirement benefit obligations, and the assessment of the requirement for a valuation allowance against deferred tax assets.

10

SKBHC HOLDINGS LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 1 – Nature of Business and Summary of Significant Accounting Policies (continued)

Cash and cash equivalents – The Company holds cash and cash equivalents on deposit with other banks and financial institutions in amounts that periodically exceed the federal deposit insurance limit. The Company evaluates the credit quality of these banks and financial institutions to mitigate its credit risk and has not experienced any losses in such accounts. Cash equivalents include any highly liquid investment with a remaining maturity of three months or less at the date of purchase.

Securities – All securities are classified as either available-for-sale or held-to-maturity. Securities classified as available-for-sale are carried at fair value. Securities classified as held-to-maturity are carried at amortized cost.

Securities are classified as available-for-sale if the instrument may be sold in response to such factors as: (1) changes in market interest rates and related changes in prepayment risk, (2) needs for liquidity, (3) changes in the availability of and the yield on alternative instruments, and (4) changes in funding sources and terms. Gains or losses on the sale of available-for-sale securities are determined using the specific-identification method. Unrealized holding gains or losses, net of tax, are carried as accumulated other comprehensive income or loss within members’ equity until realized. Premiums and discounts are recognized in interest income using the effective interest method over the period to maturity or call date, whichever is sooner.

Debt securities are classified as held-to-maturity if the Bank has both the intent and ability to hold those debt securities to maturity regardless of changes in market conditions, liquidity needs, or changes in general economic conditions. These securities are carried at cost adjusted for amortization of premium or accretion of discount computed using the effective interest method. Premiums and discounts related to held-to-maturity securities are also recognized in interest income using the effective interest method over the period to maturity or call date, whichever is sooner.

Transfers of securities from available-for-sale to held-to-maturity are accounted for at fair value as of the date of the transfer. The difference between the fair value and the par value at the date of transfer is considered a premium or discount and is accounted for accordingly. Any unrealized gain or loss at the date of the transfer is reported in accumulated other comprehensive income and is amortized over the remaining life of the security as an adjustment of yield in a manner consistent with the amortization of any premium or discount, and will offset or mitigate the effect on interest income of the amortization of the premium or discount for that held-to-maturity security.

11

SKBHC HOLDINGS LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 1 – Nature of Business and Summary of Significant Accounting Policies (continued)

The Company assesses other-than-temporary impairment (OTTI) of its securities based on whether it intends to sell a security or if it is likely that it would be required to sell the security before recovery of the amortized cost basis of the investment, which may be maturity. For debt securities, if the Company intends to sell the security or it is likely that it will be required to sell the security before recovering its cost basis, the entire impairment loss must be recognized in earnings as an OTTI. If the Company does not intend to sell the security and it is not likely that it will be required to sell the security, and the Company does not expect to recover the entire amortized cost basis of the security, only the portion of the impairment loss representing credit losses would be recognized in earnings. The credit loss on a security is measured as the difference between the amortized cost basis and the present value of the cash flows expected to be collected. Projected cash flows are discounted by the original or current effective interest rate depending on the nature of the security being measured for potential OTTI. The remaining impairment related to all other factors, which is the difference between the present value of the cash flows expected to be collected and fair value, is recognized as an adjustment to other comprehensive income.

Loans held for sale – Loans originated and intended for sale in the secondary market are carried at the lower of aggregate cost or fair value. Net unrealized losses are recognized through a valuation allowance by charges to income. Gains or losses on sales of mortgage loans are recognized based on the differences between the selling price and the carrying value of the mortgage loans sold.

To facilitate mortgage loan sales in the secondary market, AWB has entered into investor agreements which vary by investor but may include recourse provisions based on conditions specified in the agreements, such as early payment default, early payoff, and breach of contract. AWB’s estimate of its potential recourse liability as of December 31, 2014 and 2013 was $396 thousand and $343 thousand, respectively.

Loans, allowance for loan losses, and reserve for unfunded commitments – Loans are stated at the amount of unpaid principal outstanding, net of any discounts on acquired loans and net of any deferred fees or costs on originated loans. All net deferred fees and costs are recognized over the estimated life of the loan, with adjustments for prepayments, as yield adjustments. Interest on loans is calculated by the simple-interest method on daily balances of the principal amount outstanding.

All impaired loans acquired and aggregated into pools are grouped based on common risk characteristics such as risk rating, underlying collateral, type of interest rate (fixed, variable, or adjustable), types of amortization, and other similar factors. A pool is then accounted for as a single asset with a single interest rate, cumulative loss rate, and cash flow expectation. A loan will be removed from the pool at its carrying value if the loan is sold, foreclosed, or assets are received in full satisfaction of the loan. If an individual loan is paid off, it is removed from a pool of loans and the difference between its relative carrying amount and the cash received is recognized in the statement of income immediately as interest income on loans. If a loan is sold, it is removed from a pool of loans and the difference between its relative carrying amount and the cash received is recognized in income immediately as non-interest income. If collateral or other assets are received in satisfaction of a loan, any excess of carrying

12

SKBHC HOLDINGS LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 1 – Nature of Business and Summary of Significant Accounting Policies (continued)

value over the fair value of the collateral or other assets received is recognized as a charge-off within the respective pool of loans. The removal of an individual loan would not, in and of itself, affect the effective yield used to recognize the accretable yield on the remaining pool. Loans originally placed into a pool are not reported as past due or non-accrual, or accounted for as a troubled debt restructuring, as the pool is the unit of accounting. Rather, the performance and underlying characteristics related to the loans within a pool are considered in an ongoing assessment and estimates of future cash flows. If, at acquisition, loans are collateral dependent and acquired primarily for the rewards of ownership of the underlying collateral, or if cash flows expected to be collected cannot be reasonably estimated, the accrual of income is inappropriate. Such loans are considered for placement into nonperforming (non-accrual) loan pools at the time of acquisition.

13

SKBHC HOLDINGS LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 1 – Nature of Business and Summary of Significant Accounting Policies (continued)

Aggregate expected cash flows are estimated for each pool. The cash flows expected to be received over the life of the pool are estimated by management with the assistance of a third party. These cash flows are input into a loan accounting model which calculates the carrying values of the pools and underlying loans, book yields, effective interest income and impairment, if any, based on actual and projected events. Default rates, loss severity, recovery lags, estimated extensions, and prepayment speed assumptions are periodically reassessed and input into the loan accounting model to update expectations of future cash flows. The excess of the cash flows expected to be collected over a pool’s carrying value is considered to be the accretable yield and is recognized as interest income over the estimated life of the loan pool using the effective yield method. The accretable yield may change due to changes in the timing and amounts of expected cash flows. The excess of the undiscounted contractual balances due over the cash flows expected to be collected is considered to be the non-accretable difference. The non-accretable difference represents management’s estimate of the credit losses expected to occur and is considered in determining the fair value of the loan pools at the acquisition date. Subsequent to the acquisition date, any increase in expected cash flows to be received over those previously projected is adjusted through an increase to the accretable yield on a prospective basis. Any subsequent decrease in expected cash flows over those previously projected that is attributed to credit deterioration is recognized as impairment of the pool balance by recording a provision for loan losses and a related increase to the allowance for loan losses.

All acquired non-impaired loans are individually recorded at fair value at the time of acquisition. The fair value representing an adjustment to a loan’s outstanding principal balance is accreted or amortized over the life of the related loan as a yield adjustment. Any previously recognized allowance for loan losses and unearned fees or discounts are not carried over and recognized at the date of acquisition. The balance of the loan is then evaluated periodically pursuant to the Company’s allowance for loan losses accounting policy and any adjustment required for credit risk is recorded within the allowance for loan losses.

Originated loans or acquired non-impaired loans are classified as impaired when, based on current information and events, it is probable that the Banks will be unable to collect the scheduled payments of principal and interest when due, in accordance with the terms of the original loan agreement. The carrying value of impaired loans is based on the present value of expected future cash flows (discounted at each loan’s effective interest rate) or, for collateral dependent loans, at fair value of the collateral less estimated selling costs. If the measurement of each impaired loan’s value is less than the recorded investment in the loan, impairment is recognized and the carrying value of the loan is adjusted to fair value through the allowance for loan losses. The impairment is either recognized as a specific component provided for in the allowance for loan losses or through charging-off the impaired portion of the loan.

14

SKBHC HOLDINGS LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 1 – Nature of Business and Summary of Significant Accounting Policies (continued)

The accrual of interest on impaired loans is discontinued when the loan is 90 days past due or when, in management’s opinion, the borrower may be unable to make payments as they become due. When the accrual of interest is discontinued, all unpaid accrued interest is reversed. Payments received during the time a loan is on non-accrual status are applied to principal. Interest income is not recognized until the loan is returned to accrual status. Loans are returned to accrual status when all the principal and interest amounts contractually due are brought current and future payments are reasonably assured as evidenced by agreed upon performance for a period of not less than six months.

A troubled debt restructuring is a formal restructuring of a loan in which the Banks, for economic or legal reasons related to the borrower’s financial difficulties, grant a concession to the borrower. The concessions may be granted in various forms, including providing a below-market interest rate, a reduction in the loan balance or accrued interest, an extension of the maturity date, or a combination of these. Troubled debt restructurings are considered to be impaired and are subject to the Banks’ impaired loan accounting policy.

The allowance for loan losses is maintained at a level management believes is adequate to provide for probable loan losses as of the date of the statement of financial condition. The allowance for loan losses is based upon an ongoing review of the originated and acquired non-impaired loan portfolio, which includes consideration of actual loss experience, changes in the size and character of the portfolio, identification of individual problem loan situations which may affect a borrower’s ability to repay, and evaluation of the prevailing and anticipated economic conditions. The evaluation is inherently subjective, as it requires estimates that are susceptible to significant revision as more information becomes available. The allowance for loan losses is increased by charges to income and decreased by charge-offs, net of recoveries. While management uses available information to recognize losses on loans, changes in economic conditions may necessitate revision of the estimate in future periods.

A reserve for unfunded commitments is maintained at a level that, in the opinion of management, is adequate to absorb probable losses associated with the Banks’ commitment to lend funds under existing agreements, such as letters or lines of credit. Management determines the adequacy of the reserve for unfunded commitments based upon reviews of individual credit facilities, current economic conditions, the risk characteristics of the various categories of commitments, and other relevant factors. The reserve is based on estimates, and ultimate losses may vary from the current estimates. These estimates are evaluated on a regular basis and, as adjustments become necessary, they are recognized in earnings in the periods in which they become known through charges to other non-interest expense. Draws on unfunded commitments that are considered uncollectible at the time funds are advanced are charged to the reserve for unfunded commitments. Provisions for unfunded commitment losses and recoveries on commitment advances previously charged-off are recognized within the reserve for unfunded commitments, which is included among other liabilities within the consolidated statements of financial condition.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 1 – Nature of Business and Summary of Significant Accounting Policies (continued)

The factors supporting the allowance for loan losses and the reserve for unfunded commitments do not diminish the fact that the entire allowance for loan losses and reserve for unfunded commitments are each available to absorb losses in the loan portfolio and related commitment portfolio. The Banks’ principal focus, therefore, is on the adequacy of the total allowance for loan losses and reserve for unfunded commitments. The allowance for loan losses and reserve for unfunded commitments are both subject to review by banking regulators. The Banks’ primary regulators regularly conduct reviews of the allowance for loan losses and reserve for unfunded commitments as an integral part of their examination process. Should the regulators determine that the allowance for loan losses or reserve for unfunded commitments are not, in their opinion, adequate, the Banks may be required to recognize additional provision for loan losses.

Restricted equity securities – The Company’s investments in the Federal Home Loan Banks of Seattle, San Francisco, and Des Moines (collectively FHLB), the Federal Reserve Bank (FRB), and Pacific Coast Bankers’ Bank (PCBB) stock are restricted equity investments carried at par value, which approximates fair value.

As a member of the FHLB system, the Bank is required to maintain a minimum level of investment in its stock based on specific percentages of their outstanding FHLB advances. Stock redemptions are made at the discretion of the FHLB.

FHLB stock is generally viewed as a long-term investment. Accordingly, when evaluating FHLB stock for impairment, its value is determined based on the ultimate recoverability of the par value rather than by recognizing temporary declines in value. The determination of whether the decline affects the ultimate recoverability is influenced by criteria such as the following:

a.	The significance of the decline in net assets of the FHLB as compared to the capital stock amount for the FHLB and the length of time the situation has persisted;

b.	Commitments by the FHLB to make payments required by law or regulation and the level of such payments in relation to the operating performance of the FHLB;

c.	The impact of legislative and regulatory changes on institutions and, accordingly, on the customer base of the FHLB; and

d.	The liquidity position of the FHLB.

The Company did not recognize impairment of its FHLB stock as a result of its impairment analyses for the years ended December 31, 2014, 2013, and 2012.

Members of the Federal Reserve System are required to maintain stock in the district FRB at a specified ratio of their capital. The stock does not provide the Company with control or financial interest in the FRB, is not transferable, and cannot be used as collateral. A member institution’s ownership of FRB stock may be canceled in the event of the institution’s insolvency or voluntary liquidation, conversion to nonmember status through merger or acquisition, or voluntary or involuntary termination of membership in the Federal Reserve System.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 1 – Nature of Business and Summary of Significant Accounting Policies (continued)

PCBB operates under a special purpose charter to provide wholesale correspondent banking services to depository institutions. By statute, 100% of PCBB’s outstanding stock is held by depository institutions that utilize its correspondent banking services. The Bank may request redemption at par value of any stock in excess of the amount the Bank is required to hold. Stock redemption is made at the discretion of PCBB.

Premises and equipment – Premises and equipment are stated at cost less accumulated depreciation or amortization which is recognized over their estimated useful lives ranging from 1 to 39 years. Leasehold improvements are amortized over the term of the lease or the estimated useful lives of the improvements, whichever is less. Land is carried at cost. Depreciation expense is calculated using the straight-line method for financial statement purposes. Expenditures for new premises, equipment and major betterments are capitalized. Normal costs of maintenance and repairs are charged to expense as incurred.

Management reviews long-lived assets any time that a change in circumstances indicates that the carrying amount of these assets may not be recoverable. Recoverability of these assets is determined by comparing the carrying value of the assets to the forecasted undiscounted cash flows of the operation associated with the asset. If the evaluation of the forecasted cash flows indicates that the carrying value of the asset is not recoverable, the asset is written down to fair value. Any premises or equipment held for sale is recorded at the lower of depreciated cost or fair value.

Foreclosed real estate and other foreclosed assets – Real estate properties and other assets acquired through, or in lieu of, loan foreclosure are to be sold and are initially recorded at fair value on the date of foreclosure, establishing a new cost basis. Adjustments that reduce originated and non-impaired loan balances to fair value at the time of foreclosure are recognized as charge-offs in the allowance for loan losses. After foreclosure, management periodically obtains new valuations, and foreclosed real estate or other assets may be adjusted to a lower carrying amount, determined by the fair value, less estimated costs to sell. Any subsequent write-downs are recorded as a decrease in the asset and charged against foreclosed real estate and other foreclosed assets expense. Operating expenses of such properties, net of related income, are included in foreclosed real estate and other foreclosed assets expense, and gains and losses on their disposition are included in other non-interest income.

Bank-owned life insurance – The Company holds life insurance policies that provide protection against the adverse financial effects that could result from the death of a current key employee or former executive of an acquired bank as well as provide tax deferred income. Although the lives of individual current or former management-level employees are insured, the Banks are the owners and beneficiaries of all policies. The Banks are exposed to credit risk to the extent an insurance company is unable to fulfill its financial obligations under a policy. In order to mitigate this risk, the policies are placed with multiple insurance companies, and the Banks regularly monitor their financial condition. The carrying amount of bank-owned life insurance approximates its fair value, net of any surrender charges.

17

SKBHC HOLDINGS LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 1 – Nature of Business and Summary of Significant Accounting Policies (continued)

Goodwill and intangibles – Net assets of businesses acquired in purchase transactions are recorded at their fair value on the date of acquisition. Identifiable intangibles with definite lives are amortized over the period benefited. Goodwill, which represents the excess of the fair value of net assets acquired in a business combination and purchase consideration, is not amortized but is reviewed for potential impairment on an annual basis, or more frequently if events or circumstances indicate a potential impairment exists. A goodwill or identifiable intangible asset impairment loss is recognized to the extent that the carrying amount of goodwill or identifiable intangible assets exceeds its implied fair value. Additionally, accounting guidance requires that goodwill be evaluated for each reporting unit to which it pertains or originated. The Company evaluates goodwill and other intangibles on the basis of the subsidiary in which it is carried – either AWB or FNBS. The Company recorded impairment charges associated with its goodwill and core deposit intangibles for the year ended December 31, 2014 in the amount of $3.2 million and recorded impairment charges associated with its core deposit intangibles for the years ended December 31, 2013 and 2012 in the amount of $2.5 million and $119 thousand, respectively. As of December 31, 2013 and 2012, the Company determined that there was no impairment of goodwill.

Derivative financial instruments – AWB enters into forward delivery contracts to sell residential mortgage loans to investors at specific prices and dates in order to mitigate the interest rate risk in its portfolio of mortgage loans held for sale and its residential mortgage loan commitments. The commitments to originate mortgage loans held for sale and the related forward delivery contracts are considered derivatives. Because the derivative loan commitments and forward delivery contracts do not qualify for hedge accounting, AWB measures these instruments at fair value with changes in value recognized in the statement of income and carries these in the consolidated financial statements among other assets or other liabilities. The fair value of the derivative loan commitments and forward delivery contracts is estimated using a present value of expected future cash flow model. Assumptions include a pull-through rate based on historical information, current mortgage interest rates, the stage of completion of the underlying application and underwriting process, and the time remaining until the expiration of the derivative loan commitment.

AWB held interest rate cap derivatives for purposes of economically hedging a portion of its securities portfolio. Management utilizes the services of a third-party service provider to determine the fair value of the interest rate caps, and changes in fair value are recorded in the statement of income as these derivatives do not qualify for hedge accounting treatment. These derivatives are reflected in the Company’s consolidated financial statements as other assets and other liabilities. The Company sold its interest rate cap derivatives in early 2014.

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SKBHC HOLDINGS LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 1 – Nature of Business and Summary of Significant Accounting Policies (continued)

AWB also has stand-alone derivative financial instruments in the form of interest rate swap agreements for risk management activities and to accommodate the needs of its customers. These transactions involve both credit and market risk, and their value is derived from the underlying interest rates. The notional amounts are amounts on which calculations, payments, and the value of the derivative are based. Notional amounts do not represent direct credit exposures. Direct credit exposure is limited to the net difference between the calculated amounts to be received and paid, if any. Such difference, which represents the fair value of the derivative instruments, is reflected in the Company’s consolidated statements of financial condition as other assets and other liabilities. The interest rate swap agreements are not designated as hedges and do not receive hedge accounting treatment; thus, changes in fair values are recorded in the statement of income.

The Company is exposed to credit-related losses in the event of nonperformance by the counterparties to these derivative financial instruments. The Company controls the credit risk of its financial contracts through internal policies, credit approvals, limits, and monitoring procedures and does not expect counterparties to fail their obligations. Credit risk associated with forward contracts is limited to the replacement cost of those forward contracts in a gain position. There were no counterparty default losses on forward contracts during the years ended December 31, 2014, 2013, and 2012. Market risk with respect to forward contracts arises principally from changes in the value of contractual positions due to changes in market interest rates. AWB limits its exposure to market risk by monitoring differences between commitments to customers and forward contracts with investors.

Income taxes – Holdings is not a tax paying entity for federal income tax purposes. Holdings’ income or losses are reflected in the members’ individual, partnership, or corporate income tax returns in accordance with their ownership percentages.

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SKBHC HOLDINGS LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 1 – Nature of Business and Summary of Significant Accounting Policies (continued)

Bancshares and its subsidiaries file a United States federal income tax return and state tax returns in California, Idaho, Minnesota, Oregon, and Utah. The Company and its subsidiaries are no longer subject to United States federal or state income tax examinations by tax authorities for years before 2011. Prior tax years are not open for assessment of additional tax, but remain open for adjustment to the amount of net operating losses (NOLs), credit and other carryforwards utilized in open years or to be utilized in the future. Bancshares and its subsidiaries account for income taxes using the asset-liability method, which requires that deferred tax assets and liabilities be determined based on the temporary differences between the financial statement carrying amounts and tax basis of assets and liabilities and tax attributes using enacted tax rates in effect in the years in which the temporary differences are expected to reverse. Bancshares and its subsidiaries allocate the provision for income taxes, current receivable or payable, and deferred tax assets and liabilities between the Banks and Bancshares as if they were stand-alone tax reporting entities. Any estimated accrued interest and/or penalties associated with unrecognized tax assets or liabilities are recognized in tax expense.

Deferred tax assets and liabilities are reduced by a valuation allowance, when, in the opinion of management, it is more likely than not that some portion of the deferred tax assets will not be realized. At December 31, 2014 and 2013, Bancshares maintained a valuation allowance related to its deferred tax assets of $4.8 million and $20.0 million, respectively.

Comprehensive income – Recognized revenue, expenses, gains and losses are included in net income. Although certain changes in assets and liabilities, such as unrealized gains and losses on available-for-sale securities, are reported as a separate component of the equity section of the consolidated statement of financial condition, such items, along with net income, are components of comprehensive income.

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SKBHC HOLDINGS LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 1 – Nature of Business and Summary of Significant Accounting Policies (continued)

Transfers of financial assets – Transfers of financial assets are accounted for as sales when control over the assets has been surrendered. Control over transferred assets is deemed to be surrendered when (1) the assets have been isolated from the respective transferor, (2) the transferee obtains the right (free of conditions that constrain it from taking advantage of that right) to pledge or exchange the transferred assets, and (3) the respective transferor does not maintain effective control over the transferred assets through an agreement to repurchase them before their maturity. Certain transfers of financial assets failed to meet the criteria for sales recognition during 2014 and 2013, and these transfers were properly recorded as secured borrowings in the consolidated financial statements. These secured borrowings totaled $642 thousand and $3.0 million, as of December 31, 2014 and 2013, respectively.

Concentrations of credit risk – Most of the Banks’ business activity is concentrated with customers located within its principal market areas. The Banks originate commercial real estate, construction, land development and other land, commercial and industrial, agricultural, residential real estate, installment and other loans. Generally, loans are secured by accounts receivable, inventory, deposit accounts, personal property or real estate. Rights to collateral vary and are legally documented to the extent practicable. Although the Banks have a generally diversified loan portfolio, local economic conditions may affect borrowers’ ability to meet the stated repayment terms. The ability of the Banks’ borrowers to honor their contracts is dependent upon the real estate and general economic conditions within their geographic market.

Advertising – Costs associated with advertising and promotional efforts are expensed as incurred and totaled $2.5 million, $3.4 million, and $2.4 million for the years ended December 31, 2014, 2013, and 2012, respectively.

Financial instruments –In the ordinary course of business, the Banks have entered into off-balance sheet financial instruments consisting of commitments to extend credit and commitments under standby letters of credit. Such financial instruments are recorded in the consolidated financial statements when they are funded or when related fees are incurred or received.

Fair value of assets and liabilities – Fair value is defined as the price that would be received to sell an asset, or paid to transfer a liability, in an orderly transaction between market participants at the measurement date. The Company determines fair value based upon quoted prices when available or through the use of alternative approaches, such as matrix or model pricing, when market quotes are not readily accessible or available. The valuation techniques used are based on observable and unobservable inputs. Observable inputs reflect market data obtained from independent sources, while unobservable inputs reflect the Company’s market assumptions.

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SKBHC HOLDINGS LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 1 – Nature of Business and Summary of Significant Accounting Policies (continued)

These types of inputs create the following fair value hierarchy:

Level 1 – Quoted prices in active markets for identical assets or liabilities.

Level 2 – Quoted prices for similar instruments in active markets, quoted prices for identical or similar instruments in markets that are not active, and model-derived valuations whose inputs are observable or whose significant value drivers are observable.

Level 3 – Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the asset or liability. Unobservable inputs are used to measure fair value to the extent that observable inputs are not available. The Company’s own data used to develop unobservable inputs may be adjusted for market considerations when reasonably available.

The Company used the following methods and significant assumptions to estimate fair value for certain assets measured and carried at fair value on a recurring or non-recurring basis in the consolidated financial statements:

Securities – The Company obtains fair value measurements from an independent pricing service. The fair value measurements consider observable data that may include dealer quotes, market spreads, cash flows, the U.S. Treasury yield curve, live trading levels, trade execution data, market consensus prepayment speeds, credit information and the bond’s terms and conditions, among other things. When market quotes are not readily accessible or available, alternative approaches are utilized, such as matrix or model pricing methodologies.

Impaired loans (other than those received through acquisitions) – Impaired loans, other than those received through acquisitions, are carried at the present value of expected future cash flows discounted at the loan’s effective interest rate, the loan’s market price, or the fair value of the collateral, less estimated costs to sell, if the loan is collateral dependent.

Other real estate owned and other foreclosed assets – Certain assets held within other real estate owned and other foreclosed assets represent impaired real estate that has been adjusted to its estimated fair value, less estimated cost to sell, as a result of transferring from the loan portfolio at the time of foreclosure and based on management’s periodic impairment evaluation.

Derivatives – The fair values of mortgage interest rate lock commitments and forward commitments are estimated using quoted or published market prices for similar instruments, adjusted for factors such as pull-through rate assumptions based on historical information, where appropriate. The fair values of interest rate swap agreements are based upon the amounts required to settle the contracts. The fair values of interest rate caps are valued using discounted cash flow analysis and option pricing models based on market rates and volatilities.

22

SKBHC HOLDINGS LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 1 – Nature of Business and Summary of Significant Accounting Policies (continued)

The following methods and assumptions were used by the Company in estimating fair values of other assets and liabilities for disclosure purposes:

Cash and cash equivalents – For these short-term instruments, the carrying amount is a reasonable estimate of fair value.

Interest bearing deposits with other banks – The carrying amount approximates fair value.

Restricted equity securities – The fair value has been determined to approximate cost.

Loans – For certain variable rate loans, fair value is estimated at carrying value, as these loans frequently re-price to market. The fair value of other types of loans is estimated by discounting future cash flows, using current rates at which similar loans would be made to borrowers with similar credit ratings and for the same remaining maturities.

Cash surrender value of bank-owned life insurance – The carrying amount approximates fair value.

Deposit liabilities – The fair value of demand deposits, savings accounts, and certain money market deposits is the amount payable on demand at the reporting date. The fair value of fixed-maturity certificates of deposit is estimated by discounting future cash flows, using the rates currently offered for deposits of similar remaining maturities.

Federal Home Loan Bank and other borrowings – Rates currently available to the Bank for FHLB and other borrowings with similar terms and remaining maturities are used to estimate the fair value of these borrowings.

Commitments to extend credit and commercial and standby letters of credit – The fair values of these off-balance sheet commitments to extend credit and commercial and standby letters of credit are not considered practicable to estimate because of the lack of quoted market prices and the inability to estimate fair value without incurring excessive costs.

Subsequent events – Subsequent events are events or transactions that occur after the balance sheet date but before the consolidated financial statements are issued. The Company recognizes in the consolidated financial statements the effects of all subsequent events that provide additional evidence about conditions that existed at the date of the consolidated statements of financial condition, including the estimates inherent in the process of preparing the consolidated financial statements. The Company’s consolidated financial statements do not recognize subsequent events that arose after the date of the consolidated financial statements and before the consolidated financial statements are available to be issued which did not exist at the date of the consolidated financial statements. The Company has evaluated subsequent events through March 27, 2015, which is the date the consolidated financial statements became available to be issued.

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SKBHC HOLDINGS LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 2 – Recently Issued Accounting Pronouncements

In December 2014, the Financial Accounting Standards Board (FASB) issued Accounting Standards Update (ASU) No. 2014-18, Business Combinations (Topic 805): Accounting for Identifiable Intangible Assets in a Business Combination. These amendments provide companies with an accounting alternative, thereby reducing the cost and complexity associated with the measurement of certain identifiable intangible assets without significantly diminishing decision-useful information to users of private company financial statements. The decision to adopt the accounting alternative in this update must be made upon the occurrence of the first transaction within the scope of this accounting alternative in fiscal years beginning after December 15, 2015, and the effective date of adoption depends on the timing of that first in-scope transaction, with early adoption permitted. Management made the decision not to adopt this ASU.

In November 2014, the FASB issued ASU No. 2014-17, Business Combinations (Topic 805): Pushdown Accounting. The objective of this update is to provide guidance on whether and at what threshold an acquired entity that is a business can apply pushdown accounting in its separate financial statements. The amendments provide an acquired entity with an option to apply pushdown accounting in its separate financial statements upon occurrence of an event in which an acquirer obtains control of the acquired entity. The amendments were effective on November 18, 2014, after which an acquired entity can make an election to apply the guidance to future change-in-control events or to its most recent change-in-control event. Adoption of this ASU did not have a material impact on the Company’s consolidated financial statements.

In August 2014, the FASB issued ASU No. 2014-14, Receivables – Troubled Debt Restructurings by Creditors (Subtopic 310-40): Classification of Certain Government-Guaranteed Mortgage Loans upon Foreclosure. These amendments seek to reduce the diversity in practice related to how creditors classify government-guaranteed mortgage loans, including FHA or VA guaranteed loans, upon foreclosure. The objective is to reduce diversity by addressing the classification of certain foreclosed mortgage loans held by creditors that are either fully or partially guaranteed under government programs. The amendments are effective for annual periods ending after December 15, 2015. Adoption of this ASU is not expected to have a material impact on the Company’s consolidated financial statements.

In June 2014, the FASB issued ASU No. 2014-11, Transfers and Servicing (Topic 860): Repurchase-to-Maturity Transactions, Repurchase Financings, and Disclosures. The amendments in this update (1) change the accounting for repurchase-to-maturity transactions to secured borrowing accounting and (2) for repurchase financing arrangements, require separate accounting for a transfer of a financial asset executed contemporaneously with a repurchase agreement with the same counterparty, which will result in secured borrowing accounting for the repurchase agreement. The accounting changes in this update are effective for annual periods beginning after December 15, 2014. Adoption of this ASU did not have a material impact on the Company’s consolidated financial statements.

In May 2014, the FASB issued ASU No. 2014-09, Revenue from Contracts with Customers (Topic 606). These amendments seek to clarify the principles for recognizing revenue and to develop a common revenue standard for U.S. GAAP and IFRS that would: (1) remove inconsistencies and weaknesses in revenue

24

SKBHC HOLDINGS LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 2 – Recently Issued Accounting Pronouncements (continued)

requirements, (2) provide a more robust framework for addressing revenue issues, (3) improve comparability of revenue recognition practices across entities, industries, jurisdictions, and capital markets, (4) provide more useful information to users of financial statements through improved disclosure requirements, and (5) simplify the preparation of financial statements by reducing the number of requirements to which an entity must refer. The amendments are effective for annual reporting periods beginning after December 15, 2017, with early adoption permitted. Adoption of this ASU is not expected to have a material impact on the Company’s consolidated financial statements.

In January 2014, the FASB issued ASU No. 2014-04, Receivables – Troubled Debt Restructurings by Creditors (Subtopic 310-40). These amendments are intended to clarify when a creditor should be considered to have received physical possession of residential real estate property collateralizing a consumer mortgage loan such that the loan should be derecognized and the real estate recognized. These amendments also clarify that an in-substance repossession or foreclosure has occurred, and a creditor is considered to have received physical possession of residential real estate property collateralizing a consumer mortgage loan, upon either: (1) the creditor obtaining legal title to the residential real estate property upon completion of a foreclosure, or (2) the borrower conveying all interest in the residential real estate property to the creditor to satisfy that loan through completion of a deed in lieu of foreclosure or through a similar legal agreement. The amendments are effective for annual periods beginning after December 15, 2014. Adoption of this ASU did not have a material impact on the Company’s consolidated financial statements.

In January 2014, the FASB issued ASU No. 2014-02, Intangibles – Goodwill and Other (Topic 350). These amendments permit a private company to subsequently amortize goodwill on a straight-line basis over a period of ten years, or less if the company demonstrates that another useful life is more appropriate. It also permits a private company to apply a simplified impairment model to goodwill. Under the goodwill accounting alternative, goodwill should be tested for impairment when a triggering event occurs that indicates that the fair value of a company (or a reporting unit) may be below its carrying amount. A private company that elects the accounting alternative is further required to make an accounting policy election to test goodwill for impairment at either the company level or the reporting unit level. The amendments are effective for annual periods beginning after December 15, 2014. Management made the decision not to adopt this ASU.

In January 2014, the FASB issued ASU No. 2014-01, Investments – Equity Method and Joint Ventures (Topic 323): Accounting for Investments in Qualified Affordable Housing Projects. These amendments permit reporting entities to make an accounting policy election to account for their investments in qualified affordable housing projects using the proportional amortization method if certain conditions are met. Disclosures for a change in accounting principle are required upon transition. The amendments are effective for annual periods beginning after December 15, 2014. Adoption of this ASU did not have a material impact on the Company’s consolidated financial statements.

25

SKBHC HOLDINGS LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 2 – Recently Issued Accounting Pronouncements (continued)

In July 2013, the FASB issued ASU No. 2013-11, Income Taxes (Topic 740): Presentation of an Unrecognized Tax Benefit When a Net Operating Loss Carryforward, a Similar Tax Loss, or a Tax Credit Carryforward Exists. These amendments provide that an unrecognized tax benefit, or a portion thereof, should be presented in the financial statements as a reduction to a deferred tax asset for a net operating loss carryforward, a similar tax loss, or a tax credit carryforward, except to the extent that a net operating loss carryforward, a similar tax loss, or a tax credit carryforward is not available at the reporting date to settle any additional income taxes that would result from disallowance of a tax position, or the tax law does not require the entity to use, and the entity does not intend to use, the deferred tax asset for such purpose, then the unrecognized tax benefit should be presented as a liability. The amendments are effective for fiscal years beginning after December 15, 2014, with early adoption and retrospective application permitted. Adoption of this ASU did not have a material impact on the Company’s consolidated financial statements.

In February 2013, the FASB issued ASU No. 2013-03, Financial Instruments (Topic 825): Clarifying the Scope and Applicability of a Particular Disclosure to Nonpublic Entities. The objective of this update is to clarify the scope and applicability of a particular disclosure to nonpublic entities that resulted from the issuance of ASU No. 2011-04, Fair Value Measurement (Topic 820): Amendments to Achieve Common Fair Value Measurement and Disclosure Requirements in U.S. GAAP and IFRSs. The amendments of ASU No. 2013-03 clarify that the requirement to disclose “the level of the fair value hierarchy within which the fair value measurements are categorized in their entirety (Level 1, 2, or 3)” does not apply to nonpublic entities for items that are not measured at fair value in the statement of financial position but for which fair value is disclosed. The amendments were effective upon issuance. Adoption of this ASU did not have a material impact on the Company’s consolidated financial statements.

Also in February 2013, the FASB issued ASU No. 2013-02, Comprehensive Income (Topic 220): Reporting of Amounts Reclassified Out of Accumulated Other Comprehensive Income. This ASU seeks to improve the reporting of reclassifications out of accumulated other comprehensive income by requiring an entity to report the effect of significant reclassifications out of accumulated other comprehensive income in the respective line items in net income if the amount being reclassified is required under U.S. GAAP to be reclassified in their entirety to net income. For other amounts that are not required under U.S. GAAP to be reclassified in their entirety to net income in the same reporting period, an entity is required to cross-reference other disclosures required under U.S. GAAP that provide additional detail about those amounts. For nonpublic entities, the amendments were effective prospectively for reporting periods beginning after December 15, 2013. Adoption of this ASU did not have a material impact on the Company’s consolidated financial statements.

26

SKBHC HOLDINGS LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 2 – Recently Issued Accounting Pronouncements (continued)

In January 2013, the FASB issued ASU No. 2013-01, Balance Sheet (Topic 210): Clarifying the Scope of Disclosures about Offsetting Assets and Liabilities. This ASU addresses implementation issues about the scope of ASU No. 2011-11, Balance Sheet (Topic 210): Disclosures about Offsetting Assets and Liabilities. The objective of this ASU is to clarify the scope of the offsetting disclosures and address any unintended consequences. An entity was required to apply the amendments for fiscal periods beginning on or after January 1, 2013, and interim periods within those annual periods. Adoption of this ASU did not have a material impact on the Company’s consolidated financial statements.

Note 3 – Business Combinations

Branch acquisition – On October 4, 2013, AWB acquired 8 branches in Southern California from Pacific Trust Bank, FSB, (PTB) pursuant to terms and conditions of the Purchase and Assumption Agreement, dated May 31, 2013. These branch acquisitions were consistent with the Company’s strategic plan to grow through acquisitions. Acquisition expenses related to the transaction are included in earnings. The operating results of these branches have been included in the Company’s consolidated financial statements since the date of acquisition. The aggregate purchase price was $10.7 million in cash.

The following table summarizes the estimated fair value of the assets acquired and the liabilities assumed for the PTB branches at the date of acquisition:

Assets acquired
Cash and cash equivalents	$436,336
Loans	282
Premises and equipment	6,433
Goodwill	9,249
Core deposit intangible	1,099
Other assets	1,431

Total assets acquired	$454,830

Liabilities assumed
Deposits	$(465,118)
Other liabilities	(401)

Total liabilities acquired	$(465,519)

Deposit premium	$10,689

As a result of the acquisition, the Company recognized $9.2 million in goodwill which will not be amortized but will be evaluated for potential impairment on an annual basis or earlier if a triggering event merits evaluation. The full amount of goodwill recorded is expected to be deductible for tax purposes. The Company also recorded a receivable in amount of $1.4 million relating to an uncertainty for a deposit premium claim which reduced the amount of goodwill that would have been recorded at

27

SKBHC HOLDINGS LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 3 – Business Combinations (continued)

the date of acquisition. In 2014, the Company received funds for settlement of this dispute over the deposit premium, relieving the receivable and increasing goodwill by $718 thousand. All other acquisition accounting adjustments will be amortized or accreted to operations over the expected life of the related asset or liability. The Company expects these branch acquisitions to provide additional business opportunities in these acquired branch locations by increasing the Bank’s presence in these key growth markets.

PremierWest Bank – On April 9, 2013, the Company acquired all of the outstanding shares of PremierWest Bancorp, and its wholly-owned banking subsidiary PremierWest Bank (collectively PWB), in an acquisition accounted for under the acquisition method of accounting. The acquisition was consistent with the Company’s strategic plan to grow through acquisitions. Acquisition expenses related to the transaction are included in earnings. The operating results of PWB have been included in the Company’s consolidated financial statements since the date of acquisition. The aggregate purchase price included $20.1 million of cash paid to selling shareholders; simultaneous with the acquisition, $75.6 million was paid to retire outstanding debt of PremierWest Bancorp.

The following table summarizes the estimated fair value of the assets acquired and liabilities assumed for PWB at the date of acquisition:

Assets acquired
Cash and cash equivalents	$72,131
Fed funds sold	3,000
Securities	336,567
Loans held for sale	566
Loans	572,783
Goodwill	12,246
Other intangibles	4,826
Premises and equipment	32,840
Foreclosed assets	12,735
Deferred tax asset, net	35,000
Other assets	31,130

Total assets	$1,113,824

Liabilities assumed
Deposits	$1,000,480
Debt	75,626
Other liabilities	17,650

Total liabilities	$1,093,756

Net assets acquired/consideration paid	$20,068

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Note 3 – Business Combinations (continued)

As a result of the acquisition, the Company recognized $12.2 million in goodwill which will not be amortized but will be evaluated for potential impairment on an annual basis or earlier if a triggering event merits evaluation.

All other acquisition accounting adjustments, with the exception of those for impaired loans, foreclosed assets, and income taxes, will be amortized or accreted to operations over the expected life of the related asset or liability. Adjustments for impaired loans and foreclosed assets will be realized in accordance with the Company’s accounting policy when the underlying assets are resolved or liquidated. Changes in acquired tax uncertainties after the measurement period are recognized in net income.

Note 4 – Cash and Cash Equivalents

AWB is required to maintain an average reserve balance with the FRB or maintain such reserve balance in the form of cash or a combination thereof. The amount of required reserve balance at December 31, 2014 and 2013 was $18.0 million and $15.4 million, respectively, and was met by holding cash and maintaining an average balance on hand.

The average amount of federal funds sold and interest bearing deposits with other banks for the periods ended December 31, 2014 and 2013 was $48.1 million and $117.9 million, respectively.

Note 5 – Securities

Debt and equity securities have been classified according to management’s intent to hold them as either available-for-sale or held-to-maturity. Other securities include investments in mutual funds, equity securities, and bonds collateralized by SBA loan pools.

During 2014, securities with a fair value of $28.0 million were transferred from available-for-sale to held-to-maturity. At the time of transfer, unrealized losses of $615 thousand (net of tax) related to the transferred securities were included in accumulated other comprehensive income. At December 31, 2014, the amount of unamortized losses remaining in accumulated other comprehensive income totaled $573 thousand (net of tax).

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Note 5 – Securities (continued)

The amortized cost of securities, their gross unrealized gains and losses, and their fair values at December 31, 2014 and 2013 are shown in the following table:

		Gross	Gross
	Amortized	Unrealized	Unrealized	Fair
December 31, 2014	Cost	Gains	Losses	Value
Securities available-for-sale:
Obligations of federal government agencies	$19,425	$94	$(2)	$19,517
Obligations of states, municipalities, and political subdivisions	91,927	1,740	(987)	92,680
Residential mortgage-backed securities	751,123	5,313	(3,339)	753,097
Commercial mortgage-backed securities	53,718	5	(293)	53,430
Corporate securities	7,031	82	—	7,113
Other securities	19,310	42	(230)	19,122

Total	$942,534	$7,276	$(4,851)	$944,959

Securities held-to-maturity:
Obligations of states, municipalities, and political subdivisions	$35,817	$1,134	$—	$36,951
Residential mortgage-backed securities	70,016	556	—	70,572
Other securities	2,057	—	—	2,057

Total	$107,890	$1,690	$—	$109,580

		Gross	Gross
	Amortized	Unrealized	Unrealized	Fair
December 31, 2013	Cost	Gains	Losses	Value
Securities available-for-sale:
Obligations of federal government agencies	$31,969	$23	$(379)	$31,613
Obligations of states, municipalities, and political subdivisions	123,083	1,057	(6,397)	117,743
Residential mortgage-backed securities	817,409	3,911	(15,038)	806,282
Commercial mortgage-backed securities	57,450	21	(1,542)	55,929
Corporate securities	7,092	193	—	7,285
Other securities	32,213	46	(471)	31,788

Total	$1,069,216	$5,251	$(23,827)	$1,050,640

Securities held-to-maturity:
Residential mortgage-backed securities	$36,444	$—	$(733)	$35,711

Total	$36,444	$—	$(733)	$35,711

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Note 5 – Securities (continued)

The following tables include information on securities with unrealized losses at December 31, 2014 and 2013:

	Less than 12 months		12 Months or Longer		Total
	Fair	Unrealized	Fair	Unrealized	Fair	Unrealized
December 31, 2014	Value	Losses	Value	Losses	Value	Losses
Securities available-for-sale:
Obligations of federal government agencies	$—	$—	$6,369	$(2)	$6,369	$(2)
Obligations of states, municipalities and political subdivisions	7,061	(45)	55,437	(942)	62,498	(987)
Residential mortgage-backed securities	227,717	(1,681)	96,479	(1,658)	324,196	(3,339)
Commercial mortgage-backed securities	26,314	(63)	12,078	(230)	38,392	(293)
Other securities	—	—	19,033	(230)	19,033	(230)

Total	$261,092	$(1,789)	$189,396	$(3,062)	$450,488	$(4,851)

	Less than 12 months		12 Months or Longer		Total
	Fair	Unrealized	Fair	Unrealized	Fair	Unrealized
December 31, 2013	Value	Losses	Value	Losses	Value	Losses
Securities available-for-sale:
Obligations of federal government agencies	$27,702	$(379)	$—	$—	$27,702	$(379)
Obligations of states, municipalities and political subdivisions	92,898	(6,335)	2,482	(62)	95,380	(6,397)
Residential mortgage-backed securities	601,126	(14,985)	2,762	(53)	603,888	(15,038)
Commercial mortgage-backed securities	38,201	(1,282)	4,868	(260)	43,069	(1,542)
Other securities	29,559	(471)	—	—	29,559	(471)

Total	$789,486	$(23,452)	$10,112	$(375)	$799,598	$(23,827)

Securities held-to-maturity:
Residential mortgage-backed securities	$35,711	$(733)	$—	$—	$35,711	$(733)

Total	$35,711	$(733)	$—	$—	$35,711	$(733)

Certain securities have fair values less than amortized cost and therefore contain unrealized losses. At December 31, 2014 and 2013, the Company evaluated the securities which had an unrealized loss for OTTI and determined all declines in value to be temporary. There were 109, 180, and 26 investment securities with unrealized losses at December 31, 2014, 2013 and 2012, respectively. The Company anticipates full recovery of amortized cost with respect to these securities by maturity, or sooner in the event of a more favorable market interest rate environment.

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Note 5 – Securities (continued)

Taxable interest income on securities was $24.4 million, $15.5 million, and $9.9 million for 2014, 2013, and 2012, respectively. Non-taxable interest income on securities was $66 thousand, $35 thousand, and $21 thousand for 2014, 2013 and 2012, respectively. Dividend income on securities was $115 thousand, $135 thousand, and $16 thousand for 2014, 2013, and 2012, respectively. During the period ended December 31, 2014, total proceeds from sales of securities were $73.9 million with gains of $672 thousand and losses of $121 thousand. During the period ended December 31, 2013, total proceeds from sales of securities were $246.8 million with gains of $1.3 million and losses of $5.0 million. During the period ended December 31, 2012, total proceeds from sales of securities were $157.8 million with gains of $3.1 million and losses of $542 thousand.

Securities with an amortized cost of $525.0 million at December 31, 2014 were pledged for purposes required or permitted by law. The market value of these securities was $528.1 million at December 31, 2014.

The contractual scheduled maturity of securities at December 31, 2014 was as follows:

	Amortized	Fair
	Cost	Value
Securities available-for-sale:
Due in one year or less	$2,746	$2,751
Due from one to five years	47,657	47,814
Due from five to ten years	215,879	216,417
Due after ten years	670,890	672,639
Other non-maturity securities	5,362	5,338

Total	$942,534	$944,959

Securities held-to-maturity:
Due from five to ten years	$35,946	$36,743
Due after ten years	71,944	72,837

Total	$107,890	$109,580

Expected maturities will differ from contractual maturities as the issuers of certain debt securities have the right to call or prepay their obligations without penalties. Mortgage-backed securities have been classified above based on contractual maturities.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 6 – Loans

Loan categories as of December 31, 2014 and 2013 were as follows:

	2014	2013
Commercial real estate	$1,473,072	$1,303,317
Residential real estate	586,033	332,753
Construction, land development, and other land	51,408	78,376
Agricultural	139,781	126,862
Commercial and industrial	326,789	313,748
Installment and other	35,833	43,514

Total loans	2,612,916	2,198,570
Allowance for loan losses	(16,576)	(12,514)
Deferred loan costs (fees), net	209	(958)

Net loans	$2,596,549	$2,185,098

Installment and other loans included $362 thousand and $876 thousand in overdraft deposits which were reclassified as loans as of December 31, 2014 and 2013, respectively. At December 31, 2014, there were $941 million in loans pledged as security for borrowings including excess collateral.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 6 – Loans (continued)

Total loans consist of originated loans, “B” notes, acquired impaired loans, and acquired non-impaired loans. “B” notes represent advances on acquired impaired loans after acquisition date. The following table summarizes the balances for each respective loan category as of December 31, 2014 and 2013:

December 31, 2014	Originated	B Notes	Acquired Impaired	Acquired Non- impaired	Total
Commercial real estate	$789,746	$11,751	$264,611	$406,964	$1,473,072
Residential real estate	466,626	9,713	45,168	64,526	586,033
Construction, land development, and other land	17,585	1	16,319	17,503	51,408
Agricultural	111,112	10,613	9,925	8,131	139,781
Commercial and industrial	239,869	9,405	7,101	70,414	326,789
Installment and other	27,495	1,101	1,010	6,227	35,833

Total loans	$1,652,433	$42,584	$344,134	$573,765	$2,612,916

December 31, 2013	Originated	B Notes	Acquired Impaired	Acquired Non- impaired	Total
Commercial real estate	$411,369	$9,837	$359,427	$522,684	$1,303,317
Residential real estate	186,550	10,270	53,622	82,311	332,753
Construction, land development, and other land	24,535	3	24,640	29,198	78,376
Agricultural	88,676	10,241	14,716	13,229	126,862
Commercial and industrial	180,794	9,595	20,175	103,184	313,748
Installment and other	26,624	1,121	6,729	9,040	43,514

Total loans	$918,548	$41,067	$479,309	$759,646	$2,198,570

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SKBHC HOLDINGS LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 6 – Loans (continued)

Acquired impaired loans – The Company acquired certain impaired loans as part of the AWB, BONW, Sunrise, Viking, SBB, ICB and PWB transactions. The carrying amount of those loans includes an allowance for loan losses for acquired impaired loans of $1.7 million and $2.5 million at December 31, 2014 and 2013, respectively. The balances of these loans, net of the allowance for loan losses, at December 31, 2014 and 2013 are summarized as follows:

December 31, 2014	Unpaid Principal Balance	Carrying Value
Commercial real estate	$290,612	$263,442
Residential real estate	60,058	44,930
Construction, land development, and other land	20,915	16,169
Agricultural	10,926	9,925
Commercial and industrial	10,594	6,917
Installment and other	1,682	1,010

Total loans	$394,787	$342,393

December 31, 2013	Unpaid Principal Balance	Carrying Value
Commercial real estate	$395,194	$358,494
Residential real estate	70,525	53,036
Construction, land development and other land	31,055	24,051
Agricultural	16,774	14,716
Commercial and industrial	30,169	19,811
Installment and other	14,621	6,705

Total loans	$558,338	$476,813

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SKBHC HOLDINGS LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 6 – Loans (continued)

Impaired loan unpaid principal balances and carrying values, net of the allowance for loan losses, by acquired financial institution at December 31, 2014 and 2013 are summarized as follows:

December 31, 2014	Unpaid Principal Balance	Carrying Value
AWB	$269,222	$246,382
BONW	605	186
Sunrise	2,776	2,017
Viking	8,763	5,951
SBB	8,050	6,310
ICB	4,565	2,700
PWB	100,806	78,847

Total loans	$394,787	$342,393

December 31, 2013	Unpaid Principal Balance	Carrying Value
AWB	$350,124	$320,482
BONW	3,095	2,216
Sunrise	5,652	4,159
Viking	11,815	7,663
SBB	11,436	8,784
ICB	7,647	3,842
PWB	168,569	129,667

Total loans	$558,338	$476,813

36

SKBHC HOLDINGS LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 6 – Loans (continued)

The following tables summarize the changes in accretable yield for acquired impaired loans for the years ended December 31, 2014, 2013, and 2012:

	AWB	BONW	Sunrise	Viking	SBB	ICB	PWB	Total
Balance, December 31, 2011	$217,152	$2,026	$2,748	$4,271	$—	$—	$—	$226,197
Additions resulting from acquisitions	—	—	—	—	6,564	5,724	—	12,288
Accretion to interest income	(43,114)	(1,210)	(997)	(3,998)	(1,353)	(244)	—	(50,916)
Change related to prepayments	(26,444)	145	34	843	390	50	—	(24,982)
Reclassification from nonaccretable difference	17,352	1,776	3,657	12,325	—	—	—	35,110
Impact of change in assumptions	(309)	830	(3,322)	(4,152)	—	—	—	(6,953)
Disposals	(4,812)	(443)	(449)	(1,652)	—	3	—	(7,353)

Balance, December 31, 2012	$159,825	$3,124	$1,671	$7,637	$5,601	$5,533	$—	$183,391

Balance, December 31, 2012	$159,825	$3,124	$1,671	$7,637	$5,601	$5,533	$—	$183,391
Additions resulting from acquisitions	—	—	—	—	—	—	32,551	32,551
Accretion to interest income	(29,866)	(523)	(659)	(2,329)	(1,368)	(2,484)	(10,426)	(47,655)
Change related to prepayments	(14,263)	—	(12)	(89)	(3)	136	2,620	(11,611)
Reclassification from nonaccretable difference	9,548	(481)	993	2,219	1,996	8,793	(761)	22,307
Impact of change in assumptions	(13,551)	205	(288)	1,301	99	(7,240)	5,634	(13,840)
Disposals	(11,848)	(1,103)	(466)	(1,554)	—	(429)	(1,691)	(17,091)

Balance, December 31, 2013	$99,845	$1,222	$1,239	$7,185	$6,325	$4,309	$27,927	$148,052

Balance, December 31, 2013	$99,845	$1,222	$1,239	$7,185	$6,325	$4,309	$27,927	$148,052
Accretion to interest income	(21,327)	(330)	(827)	(1,578)	(979)	(676)	(14,891)	(40,608)
Change related to prepayments	(9,888)	3	(532)	9	37	4	2,905	(7,462)
Reclassification from nonaccretable difference	2,470	356	(881)	1,883	572	801	24,544	29,745
Impact of change in assumptions	5,377	(808)	1,630	(2,993)	(1,435)	(283)	(5,053)	(3,565)
Disposals	(838)	(44)	86	(271)	(200)	(1,395)	(2,968)	(5,630)

Balance, December 31, 2014	$75,639	$399	$715	$4,235	$4,320	$2,760	$32,464	$120,532

Accretion to interest income includes $11.7 million, $11.3 million, and $9.4 million recognized in interest income related to prepayment removals for the years ended December 31, 2014, 2013, and 2012, respectively.

37

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 6 – Loans (continued)

The following table presents a reconciliation of the undiscounted contractual cash flows, non-accretable difference, accretable yield, and fair value of acquired impaired loans at the respective acquisition dates during the years ended 2013 and 2012 (none in 2014):

PWB
As of respective acquisition dates in 2013	April 9, 2013
Undiscounted contractual cash flows	$283,384
Undiscounted cash flows not expected to be collected (non-accretable difference)	(72,140)

Undiscounted cash flows expected to be collected	211,244
Accretable yield at acquisition	(32,551)

Estimated fair value of impaired loans acquired at acquisition	178,693
Accrued interest acquired reclassified to loans	790

Total impaired loans at acquisition	$179,483

	SBB	ICB
As of respective acquisition dates in 2012	July 2, 2012	November 1, 2012	Total
Undiscounted contractual cash flows	$28,241	$32,560	$60,801
Undiscounted cash flows not expected to be collected (non-accretable difference)	(5,661)	(12,886)	(18,547)

Undiscounted cash flows expected to be collected	22,580	19,674	42,254
Accretable yield at acquisition	(6,564)	(5,724)	(12,288)

Estimated fair value of impaired loans acquired at acquisition	16,016	13,950	29,966
Accrued interest acquired reclassified to loans	61	102	163

Total impaired loans at acquisition	$16,077	$14,052	$30,129

38

SKBHC HOLDINGS LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 6 – Loans (continued)

Acquired non-impaired loans – The Company acquired certain non-impaired loans as part of the FNBS, BONW, Sunrise, Viking, SBB, ICB, PWB, and PTB transactions. The balances of these loans at December 31, 2014 and 2013 are as follows:

December 31, 2014	Unpaid Principal Balance	Carrying Value
Commercial real estate	$403,144	$406,964
Residential real estate	68,160	64,526
Construction, land development, and other land	17,344	17,503
Agricultural	8,072	8,131
Commercial and industrial	71,124	70,414
Installment and other	6,677	6,227

Total acquired non-impaired loans	$574,521	$573,765

December 31, 2013	Unpaid Principal Balance	Carrying Value
Commercial real estate	$517,055	$522,684
Residential real estate	88,129	82,311
Construction, land development, and other land	28,991	29,198
Agricultural	13,222	13,229
Commercial and industrial	104,561	103,184
Installment and other	9,925	9,040

Total acquired non-impaired loans	$761,883	$759,646

39

SKBHC HOLDINGS LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 6 – Loans (continued)

The following table presents the fair value of acquired non-impaired loans, gross contractual amounts receivable (including contractual principal and interest), and estimated contractual cash flows not expected to be received (fair value adjustments related to credit) as of the respective acquisition dates for the transactions consummated during the year ended December 31, 2013 (none in 2014):

As of acquisition dates in the year ended December 31, 2013	Fair Value	Gross Contractual Amounts Receivable	Estimated Contractual Cash Flows Not Expected to be Collected
Loans secured by real estate	$331,648	$425,381	$44,789
Commercial and industrial loans	44,326	48,708	1,471
Loans to individuals for household, family, and other personal expenditures	12,236	18,449	4,862
All other loans	6,162	6,650	157

Total loans at acquisition	$394,372	$499,188	$51,279

40

SKBHC HOLDINGS LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 7 – Allowance for Loan Losses and Reserve for Unfunded Commitments

Allowance for loan losses – The allowance for loan losses evaluation includes “B” notes, acquired impaired loans with deteriorated credit quality, acquired non-impaired loans, and originated loans. Although all acquired non-impaired loans are included in the following allowance tables, only those loans without a remaining discount or that have incurred credit deterioration subsequent to acquisition date are included in the allowance for loan losses calculation.

The activity related to the allowance for loan losses for the years ended December 31, 2014, 2013, and 2012 is presented below:

	2014	2013	2012
Balance, beginning of year	$12,514	$6,875	$4,775
Provision for loan losses	1,489	4,211	3,807
Loans charged-off	(3,130)	(2,784)	(3,514)
Recoveries	5,703	4,212	1,807

Balance, end of year	$16,576	$12,514	$6,875

41

SKBHC HOLDINGS LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 7 – Allowance for Loan Losses and Reserve for Unfunded Commitments (continued)

The following tables summarize the balance and activity within the allowance for loan losses, the components of the allowance for loan losses in terms of loans individually and collectively evaluated for impairment, and corresponding loan balances by type for the year ended December 31, 2014 and 2013:

December 31, 2014	Commercial Real Estate	Residential Real Estate	Construction, Land Development, and Other Land	Agricultural	Commercial and Industrial	Installment and Other	Unallocated	Total
Allowance for loan losses
Beginning balance	$4,415	$2,247	$1,176	$500	$3,634	$255	$287	$12,514
Charge-offs	(917)	(455)	(659)	—	(939)	(160)	—	(3,130)
Recoveries	1,490	431	2,787	19	788	188	—	5,703
Provisions	1,807	1,359	(2,665)	6	624	21	337	1,489

Ending balance	$6,795	$3,582	$639	$525	$4,107	$304	$624	$16,576

Ending balance: individually evaluated for impairment	$—	$7	$—	$—	$215	$—	$—	$222
Ending balance: collectively evaluated for impairment	5,626	3,337	489	525	3,708	304	624	14,613
Ending balance: loans acquired with deteriorated credit quality	1,169	238	150	—	184	—	—	1,741

Total allowance for loan losses	$6,795	$3,582	$639	$525	$4,107	$304	$624	$16,576

	Commercial Real Estate	Residential Real Estate	Construction, Land Development, and Other Land	Agricultural	Commercial and Industrial	Installment and Other	Total
Ending balance: individually evaluated for impairment	$3,269	$617	$409	$—	$2,502	$42	$6,839
Ending balance: collectively evaluated for impairment	1,205,192	540,248	34,680	129,856	317,186	34,781	2,261,943
Ending balance: loans acquired with deteriorated credit quality	64,646	9,176	559	—	727	13	75,121

Total loans evaluated for allowance for loan losses	$1,273,107	$550,041	$35,648	$129,856	$320,415	$34,836	$2,343,903

December 31, 2013	Commercial Real Estate	Residential Real Estate	Construction, Land Development, and Other Land	Agricultural	Commercial and Industrial	Installment and Other	Unallocated	Total
Allowance for loan losses
Beginning balance	$2,751	$1,178	$352	$156	$2,115	$319	$4	$6,875
Charge-offs	(330)	(795)	(26)	—	(1,343)	(290)	—	(2,784)
Recoveries	92	214	2,580	139	908	279	—	4,212
Provisions	1,902	1,650	(1,730)	205	1,954	(53)	283	4,211

Ending balance	$4,415	$2,247	$1,176	$500	$3,634	$255	$287	$12,514

Ending balance: individually evaluated for impairment	$—	$8	$—	$—	$45	$—	$—	$53
Ending balance: collectively evaluated for impairment	3,482	1,653	588	500	3,225	230	287	9,965
Ending balance: loans acquired with deteriorated credit quality	933	586	588	—	364	25	—	2,496

Total allowance for loan losses	$4,415	$2,247	$1,176	$500	$3,634	$255	$287	$12,514

	Commercial Real Estate	Residential Real Estate	Construction, Land Development, and Other Land	Agricultural	Commercial and Industrial	Installment and Other	Total
Ending balance: individually evaluated for impairment	$8,919	$445	$477	$83	$1,923	$109	$11,956
Ending balance: collectively evaluated for impairment	934,971	278,686	53,260	112,063	291,650	36,676	1,707,306
Ending balance: loans acquired with deteriorated credit quality	7,663	10,934	1,092	—	1,355	483	21,527

Total loans evaluated for allowance for loan losses	$951,553	$290,065	$54,829	$112,146	$294,928	$37,268	$1,740,789

42

SKBHC HOLDINGS LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 7 – Allowance for Loan Losses and Reserve for Unfunded Commitments (continued)

The following tables summarize the recorded investment, unpaid principal balance, related allowance, average recorded investment, and interest income recognized for non-acquired loans considered impaired as of December 31, 2014, 2013, and 2012:

December 31, 2014	Recorded Investment	Unpaid Principal Balance	Related Allowance	Average Recorded Investment	Interest Income Recognized
With no related allowance recorded:
Commercial real estate	$3,269	$5,821	$—	$4,838	$—
Residential real estate	597	962	—	590	—
Construction, land development, and other land	409	409	—	133	—
Agricultural	—	—	—	1	—
Commercial and industrial	569	2,528	—	867	—
Installment and Other	42	112	—	68	—

Total	$4,886	$9,832	$—	$6,497	$—

With a related allowance recorded:
Commercial real estate	$—	$—	$—	$—	$—
Residential real estate	20	24	7	20	—
Construction, land development, and other land	—	—	—	—	—
Agricultural	—	—	—	—	—
Commercial and industrial	1,933	2,224	215	1,651	39
Installment and Other	—	—	—	12	—

Total	$1,953	$2,248	$222	$1,683	$39

Total Impaired Loans	$6,839	$12,080	$222	$8,180	$39

43

SKBHC HOLDINGS LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 7 – Allowance for Loan Losses and Reserve for Unfunded Commitments (continued)

December 31, 2013	Recorded Investment	Unpaid Principal Balance	Related Allowance	Average Recorded Investment	Interest Income Recognized
With no related allowance recorded:
Commercial real estate	$8,918	$12,607	$—	$6,844	$—
Residential real estate	424	1,029	—	486	—
Construction, land development, and other land	477	560	—	704	—
Agricultural	83	83	—	159	—
Commercial and industrial	1,178	1,638	—	1,867	—
Installment and Other	109	203	—	73	—

Total	$11,189	$16,120	$—	$10,133	$—

With a related allowance recorded:
Commercial real estate	$—	$—	$—	$—	$—
Residential real estate	22	25	8	16	—
Construction, land development, and other land	—	—	—	—	—
Agricultural	—	—	—	—	—
Commercial and industrial	745	748	45	753	30
Installment and Other	—	—	—	—	—

Total	$767	$773	$53	$769	$30

Total Impaired Loans	$11,956	$16,893	$53	$10,902	$30

December 31, 2012	Recorded Investment	Unpaid Principal Balance	Related Allowance	Average Recorded Investment	Interest Income Recognized
With no related allowance recorded:
Commercial real estate	$3,355	$3,616	$—	$1,832	$—
Residential real estate	241	426	—	173	—
Construction, land development, and other land	902	1,020	—	1,024	—
Agricultural	156	200	—	278	—
Commercial and industrial	2,702	4,547	—	2,345	—
Installment and Other	—	—	—	—	—

Total	$7,356	$9,809	$—	$5,652	$—

44

SKBHC HOLDINGS LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 7 – Allowance for Loan Losses and Reserve for Unfunded Commitments (continued)

AWB’s risk rating methodology assigns risk ratings from 1 to 9, where a higher rating represents higher risk. FNBS uses a similar risk rating methodology. The risk rating categories are described by the following groupings:

Pass – Ratings 1–4 define the risk levels of borrowers and guarantors that offer a minimal to an acceptable level of risk.

Watch – A watch asset (rating of 5) has credit exposure that presents higher than average risk and warrants greater than routine attention by Bank personnel due to conditions affecting the borrower, the borrower’s industry or the economic environment.

Special mention – A special mention asset (rating of 6) has potential weaknesses that deserve management’s close attention. If left uncorrected, these potential weaknesses may result in deterioration of the repayment prospects for the asset or in the institution’s credit position at some future date.

Substandard – A substandard asset (rating of 7) is inadequately protected by the current sound worth and paying capacity of the borrower or the collateral pledged, if any. Assets so classified have a well-defined weakness or weaknesses that jeopardize the liquidation of the debt.

Doubtful – A doubtful asset (rating of 8) has all the weaknesses inherent in one classified substandard with the added characteristic that the weaknesses make collection or liquidation in full, on the basis of currently existing facts, conditions and values, highly questionable and improbable.

Loss – A loss asset (rating of 9) is considered uncollectible and of such little value that its continuance as a bankable asset is not warranted.

45

SKBHC HOLDINGS LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 7 – Allowance for Loan Losses and Reserve for Unfunded Commitments (continued)

The following table summarizes the credit quality of the loans considered for inclusion in the allowance for loan losses calculation, excluding acquired impaired loans, as of December 31, 2014 and 2013:

December 31, 2014	Commercial Real Estate	Residential Real Estate	Construction, Land Development, and Other Land	Agricultural	Commercial and Industrial	Installment and Other	Total
Pass	$1,052,175	$529,027	$22,833	$112,610	$252,457	$34,085	$2,003,187
Watch	117,257	7,278	10,075	13,398	45,286	696	193,990
Special Mention	25,615	138	1,573	2,825	12,788	—	42,939
Substandard	13,414	4,422	608	1,023	9,157	42	28,666
Doubtful	—	—	—	—	—	—	—
Loss	—	—	—	—	—	—	—

Total	$1,208,461	$540,865	$35,089	$129,856	$319,688	$34,823	$2,268,782

December 31, 2013	Commercial Real Estate	Residential Real Estate	Construction, Land Development, and Other Land	Agricultural	Commercial and Industrial	Installment and Other	Total
Pass	$808,387	$258,454	$39,242	$96,909	$232,217	$36,362	$1,471,571
Watch	86,399	14,747	12,896	11,484	39,519	182	165,227
Special Mention	27,958	800	1,120	494	13,339	120	43,831
Substandard	21,146	5,130	479	3,259	8,498	121	38,633
Doubtful	—	—	—	—	—	—	—
Loss	—	—	—	—	—	—	—

Total	$943,890	$279,131	$53,737	$112,146	$293,573	$36,785	$1,719,262

The following table summarizes the loan portfolio by type and payment status at the dates indicated (excluding acquired impaired loans):

December 31, 2014	Commercial Real Estate	Residential Real Estate	Construction, Land Development, and Other Land	Agricultural	Commercial and Industrial	Installment and Other	Total
Performing	$1,205,192	$540,248	$34,680	$129,856	$317,909	$34,781	$2,262,666
Nonperforming	3,269	617	409	—	1,779	42	6,116

Total loans	$1,208,461	$540,865	$35,089	$129,856	$319,688	$34,823	$2,268,782

December 31, 2013	Commercial Real Estate	Residential Real Estate	Construction, Land Development, and Other Land	Agricultural	Commercial and Industrial	Installment and Other	Total
Performing	$934,971	$278,686	$53,260	$112,063	$292,395	$36,676	$1,708,051
Nonperforming	8,919	445	477	83	1,178	109	11,211

Total loans	$943,890	$279,131	$53,737	$112,146	$293,573	$36,785	$1,719,262

46

SKBHC HOLDINGS LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 7 – Allowance for Loan Losses and Reserve for Unfunded Commitments (continued)

The following tables summarize past due loan information by category, excluding acquired impaired loans, as of December 31, 2014 and 2013:

December 31, 2014	30-59 Days Past Due	60-89 Days Past Due	Greater than 90 Days and Accruing	Total Past Due	Non-accrual	Current	Total
Commercial real estate	$1,822	$526	$—	$2,348	$3,269	$1,202,844	$1,208,461
Residential real estate	185	925	214	1,324	617	538,924	540,865
Construction, land development, and other land	12	—	—	12	409	34,668	35,089
Agricultural	110	—	—	110	—	129,746	129,856
Commercial and industrial	355	23	—	378	1,779	317,531	319,688
Installment and other	20	—	—	20	42	34,761	34,823

Total	$2,504	$1,474	$214	$4,192	$6,116	$2,258,474	$2,268,782

December 31, 2013	30-59 Days Past Due	60-89 Days Past Due	Greater than 90 Days and Accruing	Total Past Due	Non-accrual	Current	Total
Commercial real estate	$366	$—	$—	$366	$8,919	$934,605	$943,890
Residential real estate	356	1	—	357	445	278,329	279,131
Construction, land development, and other land	—	—	—		477	53,260	53,737
Agricultural	492	—	—	492	83	111,571	112,146
Commercial and industrial	1,060	—	—	1,060	1,178	291,335	293,573
Installment and other	14	17	20	51	109	36,625	36,785

Total	$2,288	$18	$20	$2,326	$11,211	$1,705,725	$1,719,262

Non-accrual loans have related government guaranteed balances of $1.0 million and $521 thousand as of December 31, 2014, and 2013, respectively.

Not considering acquired impaired loans, impaired loans of $742 thousand and $767 thousand were classified as troubled debt restructurings as of December 31, 2014 and 2013, respectively. The restructurings were granted in response to borrower financial difficulty and generally provide for a modification of loan repayment terms or interest rate. Impaired restructured loans carry a specific allowance, and the allowance on impaired restructured loans is calculated consistently for all loans. There were no loans restructured during the year ended December 31, 2014. During the year ended December 31, 2013, $745 thousand in commercial and industrial loans and $22 thousand in residential real estate loans were restructured causing an increase to the allowance for loan losses of $40 thousand and $9 thousand at the time of restructuring, respectively. The commercial and industrial and residential real estate loan restructurings were the result of changes in the timing and amount of payments, maturity dates, and interest rates. There were no available commitments for troubled debt restructurings outstanding as of December 31, 2014 and 2013.

47

SKBHC HOLDINGS LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 7 – Allowance for Loan Losses and Reserve for Unfunded Commitments (continued)

The following table presents troubled debt restructurings by accrual versus non-accrual status (dollars in thousands) and by loan class as of December 31, 2014 and 2013:

December 31, 2014	Number of Contracts	Accrual Status	Number of Contracts	Non-Accrual Status	Number of Contracts	Total Modifications
Commercial real estate	—	$—	—	$—	—	$—
Residential real estate	—	—	1	20	1	20
Construction, land development and other land	—	—	—	—	—	—
Agricultural	—	—	—	—	—	—
Commercial and industrial	2	722	—	—	2	722
Installment and other	—	—	—	—	—	—

Total	2	$722	1	$20	3	$742

December 31, 2013	Number of Contracts	Accrual Status	Number of Contracts	Non-Accrual Status	Number of Contracts	Total Modifications
Commercial Real Estate	—	$—	—	$—	—	$—
Residential Real Estate	—	—	1	22	1	22
Construction, Land Development and other land	—	—	—	—	—	—
Agricultural	—	—	—	—	—	—
Commercial and Industrial	2	745	—	—	2	745
Installment and Other	—	—	—	—	—	—

Total	2	$745	1	$22	3	$767

The Company did not restructure any loans during the twelve-month period ended December 31, 2014.

The Company has residential real estate loans in the amounts of $22 thousand that were modified as troubled debt restructurings within the previous twelve months for which there was a payment default during the twelve months ended December 31, 2013.

Reserve for unfunded commitments – The activity related to the reserve for unfunded commitments for the years ended December 31, 2014, 2013, and 2012 is presented below:

	2014	2013	2012
Balance, beginning of year	$1,090	$904	$1,035
Reserve for acquired unfunded commitments	—	227	224
Provision for unfunded commitments	1,055	(41)	(355)

Balance, end of year	$2,145	$1,090	$904

There were no charge-offs or recoveries related to the reserve for unfunded commitments for the years ended December 31, 2014, 2013, and 2012, respectively.

48

SKBHC HOLDINGS LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 8 – Foreclosed Real Estate and Other Foreclosed Assets

The following table presents the changes in foreclosed real estate and other foreclosed assets (OREO) for the years ended December 31, 2014, 2013, and 2012:

	2014	2013	2012
Balance, beginning of year	$22,097	$25,067	$32,256
Additions through acquisitions	—	13,645	2,921
Additions to OREO	10,572	10,914	18,069
Disposition of OREO	(15,191)	(24,320)	(25,411)
Valuation adjustments in the period	(2,215)	(3,209)	(2,768)

Balance, end of year	$15,263	$22,097	$25,067

Note 9 – Premises and Equipment

Major classifications of premises and equipment are summarized as of December 31, 2014 and 2013 as follows:

	2014	2013	Estimated Useful Life
Premises	$39,737	$39,039	5–39 Years
Furniture, fixtures and equipment	21,173	16,744	3–20 Years
Leasehold improvements	12,791	12,771	1–39 Years

	73,701	68,554
Less accumulated depreciation	(19,266)	(13,962)

	54,435	54,592
Construction in progress	655	2,948
Land	14,786	15,151
Premises and equipment held for sale	2,925	5,420

Premises and equipment, net	$72,801	$78,111

49

SKBHC HOLDINGS LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 9 – Premises and Equipment (continued)

Premises and equipment held for sale are primarily comprised of former branch buildings, land, and equipment relating to the Company’s branch consolidation activities. Depreciation expense for the years ended December 31, 2014, 2013, and 2012 was $6.7 million, $7.2 million, and $5.7 million, respectively.

During the year ended December 31, 2014, the Company sold two branches to financial institutions located within its geographic region. In connection with the branch sales, the Company derecognized $13.1 million in the net carrying value of loans, $334 thousand in property and equipment, $69 thousand in previously recognized core deposit intangibles and capitalized business acquisition adjustments as well as $34.9 million in deposit liabilities. A gain of $558 thousand was recognized from the sales, which includes deposit premiums of $715 thousand.

During the year ended December 31, 2013, the Company sold fifteen branches to five community banks located within its geographic region. In connection with the branch sales, the Company derecognized $51.8 million in the net carrying value of loans, $6.4 million in property and equipment, $2.5 million in previously recognized core deposit intangibles and capitalized business acquisition adjustments as well as $240.1 million in deposit liabilities. A gain of $1.5 million was recognized from the sales, which includes a deposit premium of $5.3 million and recognition of $1.8 million in expense representing a lease termination liability.

50

SKBHC HOLDINGS LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 10 – Goodwill, Intangible Assets, and Intangible Liabilities

The following table summarizes the changes in the Company’s goodwill and intangible assets and intangible liabilities for the years ended December 31, 2014, 2013, and 2012:

	Goodwill	Core Deposit Intangible	Trade Name Intangible	Favorable Leasehold Interest Intangible	Unfavorable Leasehold Interest Intangible
Balance, January 1, 2012	$29,482	$24,941	$2,954	$2,776	$(2,477)
Acquired	15,710	225	—	—	(159)
Measurement period adjustments	293	—	—	—	—
Amortization or accretion	—	(3,214)	(156)	(240)	605
Impairment	—	(119)	—	—	—

Balance, December 31, 2012	45,485	21,833	2,798	2,536	(2,031)
Acquired	21,259	5,925	—	20	(1,056)
Measurement period adjustments	(7,124)	—	—	—	—
Amortization or accretion	—	(3,208)	(156)	(178)	715
Impairment	—	(2,511)	—	—	—

Balance, December 31, 2013	59,620	22,039	2,642	2,378	(2,372)
Measurement period adjustments	562	—	—	—	—
Amortization or accretion	—	(3,028)	(155)	(312)	590
Impairment	(2,963)	(270)	—	—	—

Balance, December 31, 2014	$57,219	$18,741	$2,487	$2,066	$(1,782)

Accumulated amortization or accretion	n/a	$12,482	$629	$990	$(2,395)
Weighted average remaining amortization or accretion period (years)	n/a	13	16	16	8

The following table presents the forecasted amortization expense for 2015 through 2019 for intangible assets acquired in all mergers:

Expected Amortization
2015	$2,937
2016	2,708
2017	2,479
2018	2,250
2019	2,021

51

SKBHC HOLDINGS LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 11 – Bank-Owned Life Insurance

The cash surrender values related to life insurance policies held, net of estimated surrender charges, were $70.7 million and $68.6 million at December 31, 2014 and 2013, respectively. For the years ended December 31, 2014, 2013, and 2012, income related to bank-owned life insurance was $2.1 million, $1.7 million, and $1.4 million, respectively, and is reflected in other non-interest income within the consolidated statements of income.

Note 12 – Income Taxes

The components of income tax expense for the years ended December 31, 2014, 2013, and 2012 were as follows:

	Years Ended December 31,
	2014	2013	2012
Current tax expense
Federal	$1,129	$216	$11
State and local	55	63	23

Total current tax expense	1,184	279	34

Deferred tax expense (benefit)
Federal	12,842	1,558	(62)
State and local	1,690	(1,258)	41

Total deferred tax expense	14,532	300	(21)

Total deferred tax expense before reversal of valuation allowance	15,716	579	13

Deferred tax valuation allowance	(5,847)	—	(63,320)

Income tax expense	$9,869	$579	$(63,307)

52

SKBHC HOLDINGS LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 12 – Income Taxes (continued)

A reconciliation of the expense for income taxes that would result from applying the federal corporate income tax rate of 35% to the Company’s pretax income from continuing operations is as follows:

	December 31,
	2014		2013		2012
	$	%	$	%	$	%
Calculated tax expense at statutory rate	11,138	35.0%	2,636	35.0%	2,372	35.0%
Increase (decrease) in income taxes resulting from:
Limited liability company income not subject to tax	3,183	10.0%	670	8.9%	719	10.6%
Reversal of valuation allowance	(5,847)	-18.4%	—	0.0%	(66,689)	-984.0%
Changes in rates and estimates	—	0.0%	(2,573)	-34.2%	—	0.0%
State and local income taxes	747	2.4%	166	2.2%	85	1.3%
Non-deductible merger and acquisition costs	1,037	3.3%	301	4.0%	779	11.5%
Nontaxable bank-owned life insurance income	(728)	-2.3%	(580)	-7.7%	(494)	-7.3%
Other	339	1.0%	(41)	-0.5%	(79)	-1.2%

	9,869	31.0%	579	7.7%	(63,307)	-934.1%

53

SKBHC HOLDINGS LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 12 – Income Taxes (continued)

The following were the significant components of the deferred tax assets and liabilities as of the respective dates:

	December 31,
	2014	2013
Deferred tax assets:
Net operating losses and tax credits	$92,910	$103,577
Loan discounts	20,220	31,877
Other real estate	3,918	9,817
Deferred compensation expense	11,907	9,317
Allowance for loan losses and reserve for unfunded commitments	6,948	4,674
Interest on non-accrual loans	1,804	2,373
Depreciation	2,783	2,173
Acquired intangible assets	1,700	497
Certificate of deposit premium	354	907
Other	3,700	5,109

Total deferred tax assets	146,244	170,321

Deferred tax liabilities:
Acquired intangible assets	9,780	9,399
Available-for-sale securities	569	(7,040)
FHLB stock dividend income	1,491	1,489
Other	544	214

Total deferred tax liabilities	12,384	4,062

	133,860	166,259
Less valuation allowance on net deferred tax assets	(4,791)	(20,000)

Net deferred tax assets after valuation allowance	$129,069	$146,259

54

SKBHC HOLDINGS LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 12 – Income Taxes (continued)

At December 31, 2014 and 2013, income taxes receivable were $52 thousand and $708 thousand, respectively, and are included in other assets in the consolidated statements of financial condition.

At December 31, 2014 and 2013, the Company had $129.0 million and $146.3 million of net deferred tax assets, respectively, comprised principally of tax-affected cumulative temporary differences primarily related to tax carry-forwards acquired, purchase accounting adjustments, provision for loan losses, and net operating losses. At December 31, 2014 and 2013, Bancshares maintained a valuation allowance related to its deferred tax assets of $4.8 million and $20.0 million, respectively. During 2013, the Company recorded a valuation allowance of $20.0 million as a result of the acquisition of PWB. The valuation allowance was established due to the uncertainty of when certain acquired deferred tax assets would reverse in the five-year post-acquisition period required by the Internal Revenue Code. During 2014, management analyzed the Company’s performance for the periods subsequent to the establishment of the valuation allowance, focusing on the actual realization of PWB’s deferred tax assets. Based on the analysis performed, management determined that $5.8 million of the valuation allowance was no longer appropriate as, on a more-likely-than-not basis, that portion of the benefits related to 2014 and 2013 would be realized. As part of this analysis, $9.4 million of the deferred tax asset valuation allowance and associated deferred tax assets were eliminated as management determined that certain net operating loss carryforwards would not be realizable under the Internal Revenue Code. During 2014, the Company recorded a valuation allowance based on the Company’s actual performance. The income tax benefit that was released was offset to the Company’s tax expense in 2014.

As of December 31, 2014, the net operating loss carry-forwards represented $231.3 million of federal loss carry-forwards, $167.9 million of state operating loss carry-forwards, federal tax credits of $3.0 million, and state tax credits of $490 thousand. As of December 31, 2013, the net operating loss carry-forwards represented $264.5 million of federal loss carry-forwards, $171.1 million of state operating loss carry-forwards, federal tax credits of $1.9 million, and state tax credits of $509 thousand. These operating loss carry-forwards and tax credits expire between 2022 and 2033.

The Company and its subsidiaries have previously undergone an ownership change for purposes of Internal Revenue Code Section 382. Federal and state laws impose substantial restrictions on the utilization of net operating losses, tax credit carry-forwards, and built-in losses after an ownership change for tax purposes, as defined in Section 382. As a result of such ownership change, the Company’s ability to realize the potential future benefit of tax losses and tax credits that existed at the time of the ownership change may be significantly limited.

55

SKBHC HOLDINGS LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 12 – Income Taxes (continued)

During 2013, an unrecognized tax benefit of $166 thousand was eliminated due to expiration of the statute of limitations. Interest and penalties have been classified in the consolidated statement of income as income taxes. The 2011 through 2014 tax years generally remain subject to examination by federal, Idaho, Utah, Minnesota, Arizona, Oregon, and California tax authorities. Prior tax years are not open for assessment of additional tax but remain open for adjustment to the amount of net operating losses, credit and other carryforwards utilized in open years or to be utilized in the future.

Note 13 – Federal Home Loan Bank Advances and Other Borrowings

FHLB advance maturities and weighted average interest rates as of December 31, 2014 and 2013 are summarized as follows:

	2014		2013
	Amount	Weighted Average Interest Rate	Amount	Weighted Average Interest Rate
Maturity date
2014	$—	—	$40,000	0.23%
2015	183,000	0.36%	25,000	0.65%
2016	70,000	0.66%	—	0.00%
2017	25,000	1.19%	—	0.00%

Total	$278,000	0.51%	$65,000	0.39%

The maximum amount of FHLB advances outstanding at any month-end and the average amounts outstanding during the periods ended December 31, 2014, 2013, and 2012 are summarized as follows:

	December 31,
	2014	2013	2012
Maximum amount of outstanding FHLB advances at any month-end	$278,000	$180,000	$95,000
Average amount of outstanding FHLB advances during the period	$157,000	$90,000	$36,000

56

SKBHC HOLDINGS LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 13 – Federal Home Loan Bank Advances and Other Borrowings (continued)

AWB’s FHLB advances as of December 31, 2014 and 2013 were a combination of fixed-rates and variable rates. AWB’s maximum borrowing capacity is the lesser of 25% of total assets or the eligible collateral balance. At December 31, 2014 and 2013, AWB had borrowing capacity from the FHLB of $728.6 million and $669.8 million, respectively, subject to the availability of collateral. FHLB advances are collateralized by otherwise unencumbered commercial real estate loans, permanent residential mortgages, other eligible real estate mortgages and investment grade securities. Federal statute requires all members of the FHLB to maintain collateral on FHLB advances equivalent to the amount borrowed on a daily basis. The expected borrowings rate on overnight funds from FHLB as of December 31, 2014 was 0.27%.

In addition to the FHLB secured borrowing capacity, AWB has the ability to borrow from the Federal Reserve Bank of San Francisco (FED) Discount Window. At December 31, 2014 and 2013, the available borrowings from this source were $121.4 million and $144.8 million, respectively, although no balance was outstanding in either 2014 or 2013. These borrowings are collateralized by commercial loans, agricultural loans, and public loans. If AWB had borrowed funds from the FED Discount Window as of December 31, 2014, the expected borrowings rate would have been approximately 0.75%.

At December 31, 2014 and 2013, AWB had available borrowing capacity totaling $177.0 million and $137.0 million, respectively, through unsecured Fed Funds lines with seven correspondent institutions. No balances were outstanding at December 31, 2014 or 2013. If AWB had borrowed fed funds as of December 31, 2014, the expected borrowings rate would have been approximately 0.55%.

As of December 31, 2014 and 2013, AWB had secured borrowings totaling $5.0 million through a correspondent bank with a total borrowing capacity of $5.0 million at a fixed rate of 2.15%. A premium of $179 thousand was recorded in conjunction with acquisition accounting when the secured borrowings were assumed at acquisition and is being amortized through maturity of the related borrowings. These borrowings were collateralized by investment grade securities totaling $5.7 million as of December 31, 2014.

FNBS had available borrowing capacity from FHLB of $486 thousand at December 31, 2013. The available borrowings from FHLB were collateralized by residential real estate and agricultural loans.

The Company also held approximately $642 thousand and $3.0 million in secured borrowings as of December 31, 2014 and 2013, respectively, relating to certain participation loans sold for which the related participation agreements did not meet the qualifications for sale treatment.

57

SKBHC HOLDINGS LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 14 – Time Deposits and Maturities and Interest Expense on Deposits by Deposit Type

Time deposits exceeding the FDIC insurance limit of $250,000 totaled $52.5 millon at December 31, 2014.

Scheduled maturities of time deposits at December 31, 2014 were as follows:

2015	$350,357
2016	202,206
2017	107,012
2018	13,366
2019 and thereafter	6,265

Total	$679,206

Interest expense on deposits was as follows for the years ended December 31, 2014, 2013, and 2012:

	Year Ended December 31,
	2014	2013	2012
NOW	$416	$380	$278
Statement savings	215	346	95
Money market	2,111	1,987	1,546
Certificates of deposit	3,407	2,560	2,467

	$6,148	$5,273	$4,386

58

SKBHC HOLDINGS LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 15 – Members’ Equity

The Company has three authorized classes of member interests. The holders of common member units have voting rights with respect to those units and have economic rights with respect to profits and losses of the Company and distributions from the Company. The holders of non-voting common member units generally have no voting rights, but have the same economic rights as common member unit holders. Non-voting units are convertible to common units subject to certain restrictions. Management members who hold common units, like other holders of common units, have voting rights and are expected to derive a benefit from sharing in the investor profits. During 2013, the Company changed the methodology for determining the share count for management and non-management member common units. The change was effected to account for the economic interests held by non-management members relative to the management member interests and to account for ownership changes resulting from capital calls.

At December 31, 2014, there were 62,487 and 34,783 outstanding units of voting common member units and non-voting common member units, respectively, including 270 management member common units outstanding. Based on the revised methodology, there were 10,918 and 9,082 voting common member units and non-voting common member units issued during 2013 as a result of capital calls. The fair value of these common member units issued was based upon the value of initial member unit contributions and the amount of shares issued at that time.

59

SKBHC HOLDINGS LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 16 – Fair Value Measurement

The following table summarizes the Company’s financial instruments that were measured at fair value on a recurring basis as of December 31, 2014 and 2013:

		Fair Value Measurements Using
December 31, 2014	Fair Value	Level 1	Level 2	Level 3
Recurring assets
Obligations of federal government agencies	$19,517	$—	$19,517	$—
Obligations of states, municipalities, and political subdivisions	92,680	—	92,680	—
Residential mortgage backed securities	753,097	—	753,097	—
Commercial mortgage backed securities	53,430	—	53,430	—
Corporate securities	7,113	—	7,113	—
Other securities	19,122	5,338	13,784	—
Rate lock commitments	11	—	11	—
Forward sales commitments	5	—	5	—
Interest rate swaps	3,685	—	3,685	—
Recurring liabilities
Rate lock commitments	6	—	6	—
Forward sales commitments	11	—	11	—
Interest rate swaps	3,640	—	3,640	—
Risk participation agreement	40		40

		Fair Value Measurements Using
December 31, 2013	Fair Value	Level 1	Level 2	Level 3
Recurring assets
Obligations of federal government agencies	$31,613	$—	$31,613	$—
Obligations of states, municipalities, and political subdivisions	117,743	—	117,743	—
Residential mortgage backed securities	806,282	7,813	798,469	—
Commercial mortgage backed securities	55,929	—	55,929	—
Corporate securities	7,285	—	7,285	—
Other securities	31,788	5,105	24,535	2,148
Rate lock commitments	15	—	15	—
Forward sales commitments	30	—	30	—
Interest rate caps	405	—	405	—
Interest rate swaps	3,307	—	3,307	—
Recurring liabilities
Rate lock commitments	33	—	33	—
Forward sales commitments	14	—	14	—
Interest rate swaps	2,593	—	2,593	—

60

SKBHC HOLDINGS LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 16 – Fair Value Measurement (continued)

The Company had $2.1 million in assets measured at fair value on a recurring basis using significant unobservable inputs (Level 3) for the year ended December 31, 2013. In 2014, these assets were transferred to securities held-to-maturity and are no longer measured at fair value on a recurring basis. The Company had no Level 3 liabilities during the years ended December 31, 2014 and 2013.

Certain assets are also measured at fair value on a non-recurring basis. Adjustments to fair value based on such non-recurring transactions generally result from the application of lower of cost or fair value accounting or write-downs of individual assets due to impairment. The following table summarizes the Company’s assets and liabilities that were measured at fair value on a non-recurring basis at December 31, 2014 and 2013:

		Fair Value Measurements Using
December 31, 2014	Fair Value	Level 1	Level 2	Level 3
Non-recurring
Foreclosed real estate and other foreclosed assets	$9,928	$—	$—	$9,928
Premises and equipment held for sale	2,925	—	—	2,925

		Fair Value Measurements Using
December 31, 2013	Fair Value	Level 1	Level 2	Level 3
Non-recurring
Foreclosed real estate and other foreclosed assets	$16,149	$—	$—	$16,149
Premises and equipment held for sale	5,420	—	—	5,420

61

SKBHC HOLDINGS LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 16 – Fair Value Measurement (continued)

The following table provides a description of the valuation technique, unobservable inputs and qualitative information about the unobservable inputs for the Company’s assets and liabilities classified as Level 3 and measured at fair value on a recurring and nonrecurring basis at December 31, 2014:

Financial Instruments	Valuation Technique	Unobservable Inputs	Weighted Average
Foreclosed real estate and other foreclosed assets	Appraisals	Appraisal comparability adjustment	N/A

Premises and equipment held for sale	Appraisals/valuations	Appraisal comparability adjustment	N/A

62

SKBHC HOLDINGS LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 16 – Fair Value Measurement (continued)

The following fair value table includes those financial instruments for which it is practical to estimate fair value. It does not include the value of non-financial assets and liabilities such as premises and equipment and intangible assets such as goodwill, customer relationships, trade name and core deposit intangibles. The following tables summarize carrying amounts, estimated fair values, and assumptions used by the Company to estimate fair value as of December 31, 2014 and 2013:

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SKBHC HOLDINGS LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 16 – Fair Value Measurement (continued)

December 31, 2014	Assumptions Used in Estimating Fair Value	Carrying Amount	Estimated Fair Value
Financial assets
Cash and due from banks	Equal to carrying value	$62,889	$62,889
Overnight interest bearing deposits with other banks	Equal to carrying value	31,625	31,625
Securities available-for-sale	Quoted market prices for identical or similar instruments or model-derived valuations	944,959	944,959
Securities held to maturity	Quoted market prices for identical or similar instruments or model-derived valuations	107,890	109,580
Loans, held for sale	Quoted market prices for similar loan products	61,776	63,191
Loans	Fixed-rate loans at discounted expected future cash flows, and variable rate loans equal to carrying value, net of allowance for loan losses and liquidity discount	2,612,916	2,571,031
Restricted equity securities	Par value	14,723	14,723
Bank-owned life insurance	Equal to carrying value	70,662	70,662
Derivative assets	Quoted market prices for similar instruments or model-derived valuations	3,701	3,701
Financial liabilities
Deposits	Fixed-rate certificates of deposit at discounted expected future cash flows and all other deposits equal to carrying value	3,294,605	3,131,708
Federal Home Loan Bank advances and other borrowings	Discounted expected future cash flows	283,752	283,769
Derivative liabilities	Quoted market prices for similar instruments or model-derived valuations	3,697	3,697

December 31, 2013	Assumptions Used in Estimating Fair Value	Carrying Amount	Estimated Fair Value
Financial assets
Cash and due from banks	Equal to carrying value	$84,581	$84,581
Overnight interest bearing deposits with other banks	Equal to carrying value	45,577	45,577
Securities available-for-sale	Quoted market prices for identical or similar instruments or model-derived valuations	1,050,640	1,050,640
Securities held to maturity	Quoted market prices for identical or similar instruments or model-derived valuations	36,444	35,711
Loans, held for sale	Quoted market prices for similar loan products	98,450	99,982
Loans	Fixed-rate loans at discounted expected future cash flows, and variable rate loans equal to carrying value, net of allowance for loan losses and liquidity discount	2,198,570	2,199,988
Restricted equity securities	Par value	15,315	15,315
Bank-owned life insurance	Equal to carrying value	68,575	68,575
Derivative assets	Quoted market prices for similar instruments or model-derived valuations	3,757	3,757
Financial liabilities
Deposits	Fixed-rate certificates of deposit at discounted expected future cash flows and all other deposits equal to carrying value	3,274,081	3,274,130
Federal Home Loan Bank advances and other borrowings	Discounted expected future cash flows	73,095	73,257
Derivative liabilities	Quoted market prices for similar instruments or model-derived valuations	2,640	2,640

64

SKBHC HOLDINGS LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 17 – Derivatives

At December 31, 2014 and 2013, the Company had commitments to originate mortgage loans held for sale at pre-determined interest rates and forward sales commitments totaling $8.2 million and $14.8 million, respectively.

At December 31, 2014, the Company had interest rate swaps with notional values of $247.9 million. At December 31, 2013, the Company had interest rate caps and interest rate swaps with notional values of $65.0 million and $211.6 million, respectively. The aggregate value of assets posted as collateral for derivatives totaled $4.7 million and $2.8 million at December 31, 2014 and 2013, respectively.

During 2014, the Company entered into a risk participation agreement (RPA) which guarantees performance of a borrower on an interest rate swap related to a loan. The RPA is recorded as a liability in the Company’s consolidated financial statements. At December 31, 2014, the notional amount of the RPA was $7.8 million.

The following table summarizes the types of derivatives, separately by assets and liabilities, their location on the consolidated statements of financial condition, and the fair values of such derivatives as of December 31, 2014 and 2013:

Underlying Risk Exposure	Description	Balance Sheet Location	December 31,
			2014	2013
Asset derivatives
Interest rate contracts	Rate lock commitments	Other assets	$11	$15
Interest rate contracts	Forward sales commitments	Other assets	5	30
Interest rate contracts	Interest rate cap	Other assets	—	405
Interest rate contracts	Interest rate swap	Other assets	3,685	3,307

Total asset derivatives			$3,701	$3,757

Liability derivatives
Interest rate contracts	Rate lock commitments	Other liabilities	$6	$33
Interest rate contracts	Forward sales commitments	Other liabilities	11	14
Interest rate contracts	Interest rate swap	Other liabilities	3,640	2,593
Interest rate contracts	Risk participation agreement	Other liabilities	40	—

Total liability derivatives			$3,697	$2,640

65

SKBHC HOLDINGS LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 17 – Derivatives (continued)

The following table summarizes the types of derivatives, their locations within the consolidated statements of income, and the gains (losses) recorded during the years ended December 31, 2014, 2013, and 2012:

		Year Ended December 31
Derivatives not designated as hedging instruments	Income Statement Location	2014	2013	2012
Interest rate lock commitments	Fees on mortgage loan sales	$23	$(42)	$(32)
Interest rate forward sales commitments	Fees on mortgage loan sales	(22)	57	(56)
Interest rate caps	Other income	(73)	142	(502)
Interest rate swaps	Other income	(669)	634	80
Risk participation agreement	Other income	(10)	—	—

		$(751)	$791	$(510)

Note 18 – Commitments and Contingencies

Legal contingencies – In the ordinary course of business, the Company has various outstanding commitments and contingent liabilities that are not reflected in the accompanying consolidated financial statements. In addition, the Company is a defendant in certain claims and legal actions arising in the ordinary course of business. In the opinion of management, after consultation with legal counsel, the ultimate disposition of these matters is not expected to have a material adverse effect on the consolidated financial condition or results of operations of the Company. In 2014, the Company received proceeds from the settlement of one matter totaling ~$2.0 million and recorded this amount as a reduction to legal expense in the consolidated statement of income.

Operating lease commitments – The Company has entered into various operating lease agreements primarily for facilities and land on which banking facilities are located. Certain lease agreements have renewal options at the end of the original lease term and certain lease agreements have escalation clauses in the rent payments.

The minimum annual rental commitments on operating leases at December 31, 2014, exclusive of taxes and other charges, are summarized by year as follows:

Operating Leases
2015	$6,837
2016	6,800
2017	6,506
2018	5,228
2019	3,368
Thereafter	21,117

Total minimum amounts due	$49,856

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SKBHC HOLDINGS LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 18 – Commitments and Contingencies (continued)

The Company’s rental expense for 2014, 2013, and 2012 was $5.1 million, $12.7 million, and $6.7 million, respectively. During the year ended December 31, 2014, 2013, and 2012, the Company received $379 thousand, $825 thousand, and $657 thousand, respectively, in sublease income which is included in the consolidated statement of income as a reduction of occupancy expense. The total amount of minimum rentals to be received in the future on these subleases is approximately $204 thousand, and the leases have contractual lives extending through 2018. In addition to the above required lease payments, the Company has contractual obligations related primarily to information technology contracts and other maintenance contracts totaling $32.6 million over the next six years.

During 2013, the Company incurred certain lease termination liabilities related to branch closures as part of its branch rationalization activities. As of December 31, 2014 and 2013, the amount of such liabilities were $2.1 million and $6.8 million, respectively. During 2014 and 2013, the Company was able to negotiate favorable lease terminations with its landlords, and as a result, the Company reversed $2.5 million and $47 thousand in accrued expenses in 2014 and 2013, respectively.

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SKBHC HOLDINGS LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 18 – Commitments and Contingencies (continued)

Commitments to extend credit – The Banks are party to financial instruments with off-balance sheet risk in the normal course of business to meet the financing needs of their customers. These financial instruments include commitments to extend credit and standby letters of credit. Those instruments involve, to varying degrees, elements of credit and interest rate risk in excess of the amount recognized in the consolidated statements of condition. The contract or notional amounts of those instruments reflect the extent of involvement the Banks have in particular classes of financial instruments.

The Company’s exposure to credit loss in the event of non-performance by the other party to the financial instrument for commitments to extend credit and standby letters of credit is represented by the contractual or notional amount of those instruments. The Company uses the same credit policies in making commitments and conditional obligations as it does for instruments recognized on the statement of condition. The Banks do not anticipate any material losses as a result of the commitments and standby letters of credit.

The following table summarizes the contract or notional amount of outstanding loan commitments at December 31, 2014 and 2013:

	2014	2013
Commitments to extend credit	$538,865	$414,727
Standby letters of credit	10,863	11,246

Total	$549,728	$425,973

Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since many of the commitments are expected to expire without being drawn upon, the total commitment amount does not necessarily represent future cash requirements. The Banks evaluate each customer’s creditworthiness on a case-by-case basis. The amount of collateral obtained, if deemed necessary by the Banks upon extension of credit, is based on management’s credit evaluation of the counterparty. Collateral required varies but may include accounts receivable, inventory, property, plant, and equipment, and income producing commercial properties.

Standby letters of credit are conditional commitments issued by the Banks to guarantee to a third-party the performance of a customer. Those guarantees are primarily issued to support public and private borrowing arrangements, bond financing and similar transactions. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loan facilities to customers. The related liability for the Banks’ obligation under standby letters of credit and guarantees is immaterial.

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SKBHC HOLDINGS LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 19 – Restrictions on Dividends

The Banks are subject to banking regulations relating to the payment of dividends. FNBS was prohibited from making any dividends to Bancshares during the year ended December 31, 2013 based on an Operating Agreement with the Office of the Comptroller of the Currency (OCC). AWB did not have any restrictions related to paying dividends, beyond standard banking regulations, as of December 31, 2014 or 2013.

Note 20 – Employee Benefit Plans

The Company has established Management Unit Agreements for the benefit of certain executive officers. Under the program, the Board of Directors is authorized to issue up to 10,000 management units which derive value based on the achievement of specific investor return thresholds. However, in order for an executive awarded a management unit to realize any benefit, both performance-exit event vesting and time-based vesting conditions must be met. The time-based vesting is measured over 48 months. As of December 31, 2014 and 2013, there were 10,000 units and 8,185 units, respectively, issued to current executive management, for which expense recognition has been recorded for 7,712 and 5,771 units, respectively. At December 31, 2014 and 2013, the vested units were valued at $12.6 million and $4.0 million, respectively. Expense related to the management units was $8.6 million in 2014, $1.4 million in 2013 and $1.4 million in 2012. During 2014, management reclassified the balance from members’ equity to a liability after management determined that the awards more closely met the criteria for liability award treatment under the relevant accounting guidance due to intended settlement in conjunction with the Banner transaction. At December 31, 2014, the fair value of one management unit was determined by a third-party valuation service provider to be $1,634.

Incentives are awarded to all eligible bank and holding company employees based on the financial performance of the Bank and consolidated company in accordance with the incentive plans. Expenses related to this plan totaled $9.1 million, $6.3 million, and $6.1 million in 2014, 2013, and 2012, respectively.

AWB has a 401(k) Retirement Savings Plan (AWB Plan) covering substantially all employees who have completed three months or more of employment and attained the age of 18. AWB matches contributions at 50% on the first 4% of employee deferrals. Contributions to the AWB Plan in years 2014, 2013, and 2012 were $826 thousand, $1.0 million, and $562 thousand, respectively. Employer contributions are 100% vested when contributed.

FNBS had a 401(k) Retirement Savings Plan (FNBS Plan) covering substantially all employees who had completed one year or more of employment and attained the age of 21. FNBS matched employee deferrals at 50% up to the first 6% of employee contributions. Employer contributions vested based on years of employment, with full vesting attained at year six. Employer contributions to the FNBS Plan in 2014, 2013, and 2012 were $2 thousand, $15 thousand, and $9 thousand, respectively.

69

SKBHC HOLDINGS LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 20 – Employee Benefit Plans (continued)

In connection with bank acquisitions, the Company entered into or assumed various deferred compensation and retirement agreements with previous executives and Board members of the acquired companies. The agreements are all unfunded defined benefit plans. These agreements provide for retirement benefits that increase annually until each executive reaches retirement age and will be paid out over a period of time following retirement, or in some cases death prior to retirement. The deferred compensation agreements provide interest on income previously earned for which receipt was deferred for tax purposes. As of December 31, 2014 and 2013, the Company’s recorded liability pursuant to deferred compensation and retirement agreements was $17.0 million and $17.7 million, respectively. Payments on these agreements are made monthly and will continue until the liabilities are paid in full. The expenses related to these agreements were $936 thousand, $801 thousand, and $1.1 million for the years ended December 31, 2014, 2013, and 2012, respectively. The Company also provides certain post-retirement health insurance benefits (PRBO) to certain current and former Board members and executive officers. The PRBO liability represents the actuarial calculation of the present value of vested benefits expected to be paid to individuals during the retirement period based on the expected retirement date and term of benefits. At December 31, 2014 and 2013, the PRBO liability was $3.5 million and $4.1 million, respectively . Expenses related to the PRBO benefits were $381 thousand for the year ended December 31, 2014. No expenses related to the PRBO benefits were recorded for the years ended 2013 and 2012 as the liability was first assumed in 2013.

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SKBHC HOLDINGS LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 21 – Holdings and Bancshares Only Statements

Certain intercompany transactions are affected by timing differences, and the impact of those differences on the Company’s statements of income are reflected in the following tables. The following are the condensed statements of financial condition, income, and cash flows for Holdings:

SKBHC Holdings LLC

Condensed Statements of Financial Condition

	December 31,
	2014	2013
Cash	$372	$978
Investment in subsidiary	576,941	533,425

Total assets	$577,313	$534,403

Other liabilities	$12,731	$4,242
Members’ equity	564,582	530,161

Total liabilities and members’ equity	$577,313	$534,403

SKBHC Holdings LLC

Condensed Statements of Income

	Years Ended December 31,
	2014	2013	2012
INCOME
Other income	$—	$—	$—

	—	—	—

EXPENSES
Other operating expenses	9,095	1,915	2,055

	9,095	1,915	2,055

LOSS BEFORE BENEFIT FOR INCOME TAX AND NET INCOME OF SUBSIDIARY, NET OF DIVIDENDS PAID TO HOLDINGS	(9,095)	(1,915)	(2,055)
INCOME TAXES	—	—	—

LOSS BEFORE NET INCOME OF SUBSIDIARY, NET OF DIVIDENDS PAID TO HOLDINGS	(9,095)	(1,915)	(2,055)
Undistributed earnings from subsidiaries	31,047	8,936	72,139

NET INCOME	$21,952	$7,021	$70,084

71

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 21 – Holdings and Bancshares Only Statements (continued)

SKBHC Holdings LLC

Condensed Statements of Cash Flows

	Years Ended December 31,
	2014	2013	2012
CASH FLOWS USED IN OPERATING ACTIVITIES
Net income	$21,952	$7,021	$70,084
Adjustments to reconcile net income to cash used in operating activities:
Net income of subsidiaries, net of dividends paid to Holdings	(31,047)	(8,936)	(72,139)
Compensation expense for management units	8,630	1,389	1,573
Net change in other assets	—	43	(39)
Net change in other liabilities	(141)	(49)	321

Net cash used in operating activities	(606)	(532)	(200)

CASH FLOWS (USED IN) PROVIDED BY INVESTING ACTIVITIES
Capital contributions to subsidiary	—	(98,900)	—
Dividends received from subsidiary	—	300	200

Net cash used in investing activities	—	(98,600)	200

CASH FLOWS PROVIDED BY FINANCING ACTIVITIES
Proceeds from members	—	100,000	—

Net cash provided by financing activities	—	100,000	—

Net change in cash	(606)	868	—
CASH, beginning of year	978	110	110

CASH, end of year	$372	$978	$110

72

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 21 – Holdings and Bancshares Only Statements (continued)

The following are the condensed statements of financial condition, income and cash flows for Bancshares:

Starbuck Bancshares, Inc.

Condensed Statements of Financial Condition

	December 31,
	2014	2013
Cash	$4,420	$7,089
Investment in bank subsidiaries	568,177	522,324
Other assets	9,195	6,480

Total assets	$581,792	$535,893

Other liabilities	$4,851	$2,468
Shareholder equity	576,941	533,425

Total liabilities and shareholder equity	$581,792	$535,893

Starbuck Bancshares, Inc.

Condensed Statements of Income

	Years Ended December 31,
	2014	2013	2012
INCOME
Management and service fees	$1,514	$1,667	$—
Other income	506	6	1

	2,020	1,673	1

EXPENSES
Other operating expenses	8,308	6,903	7,730

	8,308	6,903	7,730

LOSS BEFORE BENEFIT FOR INCOME TAX AND NET INCOME OF SUBSIDIARIES, NET OF DIVIDENDS PAID TO PARENT	(6,288)	(5,230)	(7,729)
BENEFIT FOR INCOME TAX	1,951	1,275	5,387
LOSS BEFORE NET INCOME OF SUBSIDIARIES, NET OF DIVIDENDS PAID TO PARENT	(4,337)	(3,955)	(2,342)

Net income of subsidiaries, net of dividends paid to Parent	37,384	12,891	74,481

NET INCOME	$33,047	$8,936	$72,139

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 21 – Holdings and Bancshares Only Statements (continued)

Starbuck Bancshares, Inc.

Condensed Statements of Cash Flows

	Years Ended December 31,
	2014	2013	2012
CASH FLOWS USED IN OPERATING ACTIVITIES
Net income	$33,047	$8,936	$72,139
Adjustments to reconcile net loss to cash provided by (used in) operating activities:
Net income of subsidiaries, net of dividends paid to Parent	(37,384)	(12,891)	(74,481)
Net change in other assets	(2,715)	(1,046)	(4,296)
Net change in other liabilities	2,383	566	(1,671)

Net cash used in operating activities	(4,669)	(4,435)	(8,309)

CASH FLOWS PROVIDED BY (USED IN) INVESTING ACTIVITIES
Capital contributions to subsidiary	—	(90,000)	4
Dividends received from subsidiary	2,000	—	5,000

Net cash provided by (used in) investing activities	2,000	(90,000)	5,004

CASH FLOWS PROVIDED BY (USED IN) FINANCING ACTIVITIES
Capital contributions received from Holdings	—	98,900	—
Dividends paid to Holdings	—	(300)	(200)

Net cash provided by (used in) financing activities	—	98,600	(200)

Net change in cash	(2,669)	4,165	(3,505)
CASH, beginning of year	7,089	2,924	6,429

CASH, end of year	$4,420	$7,089	$2,924

74

SKBHC HOLDINGS LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 22 – Related Party Transactions

Loans to related parties – Loans to the Company’s executive officers, as defined in 12 CFR 215 (Regulation O), and directors would be made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with unrelated persons and would not involve more than normal risk of collectability. There were no such loans in 2014 and 2013.

Deposits from related parties – Deposits from related parties were $313 thousand and $746 thousand at December 31, 2014 and 2013, respectively.

Payments to related parties – Payments totaling $119 thousand, $213 thousand, and $480 thousand were made during the year ended December 31, 2014, 2013, and 2012, respectively, to vendors which have related party relationships with the Company.

Note 23 – Regulatory Matters

The Company and the Banks are subject to various regulatory capital requirements administered by federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory and possibly additional discretionary actions by regulators that, if undertaken, could have a direct material effect on the Company’s financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Company and the Banks must meet specific capital guidelines that involve quantitative measures of their assets, liabilities and certain off-balance sheet items as calculated under regulatory accounting practices. The capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings and other factors.

Quantitative measures established by regulation to ensure capital adequacy require the Company and the Banks to maintain minimum amounts and ratios of total and Tier I capital to risk-weighted assets and of Tier I capital to average assets, as defined in the regulations.

As of December 31, 2014, the most recent notification from the FDIC categorized AWB as well-capitalized under the framework for prompt corrective action. There are no conditions or events since that notification that management believes have changed the Bank’s category.

As of December 31, 2013, the most recent notification from the OCC categorized FNBS as well-capitalized under the framework for prompt correction action. FNBS merged into AWB during 2014 and ceased as a separate regulated entity.

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SKBHC HOLDINGS LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 23 – Regulatory Matters (continued)

The required regulatory capital ratios are set forth in the following tables along with the amounts required for the Banks to be considered adequately capitalized and well capitalized.

	Actual		Adequately Capitalized		Well Capitalized
December 31, 2014	Amount	Ratio	Amount	Ratio	Amount	Ratio
Total capital to risk weighted assets:
SKBHC	$398,548	13.68%	$233,042	8.00%	N/A	N/A
AWB	402,143	13.85%	232,322	8.00%	$290,403	10.00%
Tier I capital to risk weighted assets:
SKBHC	379,827	13.04%	116,521	4.00%	N/A	N/A
AWB	383,422	13.20%	116,161	4.00%	174,242	6.00%
Leverage capital, Tier I capital to average assets:
SKBHC	379,827	9.58%	158,612	4.00%	N/A	N/A
AWB	383,422	9.69%	158,258	4.00%	197,822	5.00%

The Company’s and Banks’ actual capital amounts and ratios as of December 31, 2013 are presented in the following table:

	Actual		Adequately Capitalized		Well Capitalized
December 31, 2013	Amount	Ratio	Amount	Ratio	Amount	Ratio
Total capital to risk weighted assets:
SKBHC	$344,306	12.87%	$214,007	8.00%	N/A	N/A
AWB	330,747	12.42%	213,000	8.00%	$266,250	10.00%
FNBS	1,775	30.39%	467	8.00%	584	10.00%
Tier I capital to risk weighted assets:
SKBHC	330,702	12.36%	107,003	4.00%	N/A	N/A
AWB	317,161	11.91%	106,500	4.00%	159,750	6.00%
FNBS	1,734	29.69%	234	4.00%	350	6.00%
Leverage capital, Tier I capital to average assets:
SKBHC	330,702	8.69%	152,152	4.00%	N/A	N/A
AWB	317,161	8.40%	151,095	4.00%	188,869	5.00%
FNBS	1,734	9.45%	734	4.00%	918	5.00%

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SKBHC HOLDINGS LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 24 – Other Non-interest Income and Expenses

Components of other non-interest income which exceed 1% of the aggregate total net interest income and total non-interest income for the years ended December 31, 2014, 2013, or 2012, respectively, are presented below:

	2014	2013	2012
Loan sales, net	$12,322	$11,545	$2,755
Net gains on sales of foreclosed assets and rental income	3,815	6,876	3,189
Bank-owned life insurance	2,087	1,663	1,410
Net gains (losses) on sales of securities	551	(3,758)	2,575
Customer swap income	148	2,237	1,443
Other	4,512	3,647	1,781

Total	$23,435	$22,210	$13,153

Components of other non-interest expense which exceed 1% of the aggregate total net interest income and total non-interest income for the years ended December 31, 2014, 2013, or 2012, respectively, are presented below:

	2014	2013	2012
Advertising and marketing	$2,513	$3,357	$2,350
FDIC assessment	2,448	2,885	1,952
Travel	2,403	2,904	2,065
Other professional fees	2,353	2,785	2,048
Postage and supplies	2,015	2,345	1,779
Bankcard and debit cards	2,001	2,325	1,466
Data processing	1,936	869	1,119
Insurance	1,708	2,574	1,484
Acquisition-related expenses	388	3,164	2,156
Other	13,311	12,760	6,914

Total	$31,076	$35,968	$23,333

Note 25 – Subsequent Events

On February 2, 2015, the Company acquired Greater Sacramento Bancorp and its subsidiary Bank of Sacramento for $59.8 million in cash.

The proposed merger of Bancshares with Banner Corporation is expected to close in the third quarter of 2015, pending regulatory approval.

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